UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
 PROXY STATEMENT PURSUANT TO SECTION 14(a) of THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )
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Filed by a Party other than the Registrant    [ ]
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Soliciting Material Pursuant to §240.14a-12
NPK International Inc.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NPK International Inc.

2026 Annual Meeting of Stockholders
May 20, 2026

April 9, 2026
Dear Fellow Stockholder:
On behalf of the Board of Directors, you are cordially invited to attend the 2026 Annual Meeting of Stockholders of NPK International Inc. (the “Company”), which will be held on Wednesday, May 20, 2026, at 9:00 a.m., Central Daylight Time, at the NPK Headquarters, located at 9320 Lakeside Boulevard, Suite 100, The Woodlands, TX 77381 (the “Annual Meeting”). In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting.
Whether or not you plan to attend the Annual Meeting in person, it is important that you study carefully the information provided in the accompanying Proxy Statement and vote. Please promptly vote your shares by telephone, by the Internet or, if the Proxy Statement was mailed to you, by marking, signing, dating and returning the proxy card in the prepaid envelope so that your shares can be voted in accordance with your wishes.
Thank you for your continued support.
Sincerely,
Matthew S. Lanigan
President and Chief Executive Officer

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	47

PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	54

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55

STOCKHOLDER PROPOSALS	58

OTHER MATTERS	58

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date:	MAY 20, 2026	Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting during ordinary business hours at the Company’s headquarters, located at 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
Time:	9:00 a.m. Central Daylight Time
Place:	9320 Lakeside Boulevard Suite 100 The Woodlands, TX 77381
Record Date:	March 23, 2026

MEETING AGENDA
(1)	The election of seven director nominees named in this Proxy Statement to our Board of Directors;
(2)	A non-binding advisory vote to approve our named executive officer compensation; and
(3)	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2026.
Our stockholders may also transact such other business at the Annual Meeting as may properly come before the meeting and any adjournments or postponements thereof. Our stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly vote your shares. The giving of your proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
Under the rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the Internet or by mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in this Proxy Statement.

How to Vote: Please vote by using one of the following voting methods. Please have your proxy materials in hand when voting by any one of these methods. You may need your control number in order to vote by one of the advance methods.

)	:	*	@
By Phone 1 (800) 690-6903	By Internet www.proxyvote.com	By Mail Mark, sign and date your proxy card and return it in the postage-paid envelope.	In Person Attend the Annual Meeting and vote by ballot.

Dated:	April 9, 2026
BY ORDER OF OUR BOARD OF DIRECTORS

M. Celeste Frugé
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

PROXY SUMMARY
This summary highlights selected information found elsewhere in this Proxy Statement, which we expect to send or make available to stockholders on or about April 9, 2026. This summary does not contain all of the information that you should consider before voting and therefore we urge you to review the complete Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, prior to voting.
ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Central Daylight Time, on May 20, 2026
Place	NPK Headquarters 9320 Lakeside Boulevard Suite 100 The Woodlands, TX 77381
Record Date	March 23, 2026
Voting	Stockholders of record at the close of business on the Record Date are entitled to receive notice of and may vote in person at the Annual Meeting or by proxy. Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of stockholders. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by Internet or by following the instructions in the Notice Regarding the Availability of Proxy Materials or, if you requested printed copies of the proxy materials, you can vote by Internet, by telephone or by delivering your proxy through the mail. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
Common shares outstanding as of the Record Date	84,414,347

ANNUAL MEETING PROPOSALS

Voting Item	Board Vote Recommendation	Page
1. Election of seven director nominees named in this Proxy Statement to our Board of Directors	FOR EACH NOMINEE	47
2. Non-binding advisory vote to approve named executive officer compensation	FOR	54
3. Ratification of appointment of independent registered public accounting firm	FOR	55

OUR DIRECTOR NOMINEES

						Current Committee Memberships
Nominee	Age	Director Since	Gender	Ethnicity	Service on Other Public Company Boards	Audit	Compensation	Nominating & Corporate Governance	Independent
Rose M. Robeson (Board Chair - 2023)	65	2018	Female	Caucasian	2				✓
Joseph A. Cutillo	60	2025	Male	Caucasian	1	✓	✓	✓	✓
Matthew S. Lanigan	55	2022	Male	Caucasian	—
Roderick A. Larson (Compensation Chair - 2025)	59	2014	Male	Caucasian	1	✓	✓	✓	✓
Michael A. Lewis (NCG Chair - 2022)	64	2021	Male	African American	2	✓	✓	✓	✓
Claudia M. Meer (Audit Chair - 2023)	64	2022	Female	Caucasian	—	✓	✓	✓	✓
John C. Mingé	64	2017	Male	Caucasian	—	✓	✓	✓	✓
As our Company strategy and the business environment evolve, the Nominating and Corporate Governance Committee (“NCG Committee”) of our Board of Directors annually reviews the skills and experience of our Board members, helping ensure that the Board composition evolves with the changing environment and maintains relevant knowledge as well as a diversity of viewpoints.
Each of our Board members nominated in 2025 received 86% support or higher in the annual stockholder election.

Summary Board Matrix:
Our director nominees’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary of key skills and not an exhaustive list of each director’s skills or contributions to our Board.

	Robeson	Cutillo	Lanigan	Larson	Lewis	Meer	Mingé
Knowledge, Skills, and Experience
Rental and Related Services		✓	✓	✓			✓
Electrical Transmission and Related Services		✓	✓		✓
Infrastructure and Industrial Construction	✓	✓	✓			✓	✓
Strategic Vision	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions	✓	✓	✓	✓		✓	✓
Global Operations		✓	✓	✓			✓
Technology & Service Quality		✓	✓	✓			✓
Manufacturing		✓	✓	✓			✓
Accounting/Financial	✓	✓	✓	✓		✓
Health, Safety & Environmental		✓	✓	✓	✓	✓	✓
HR / Compensation	✓	✓	✓	✓	✓	✓	✓
IT / AI /Cybersecurity	✓	✓	✓	✓
Legal/Regulatory	✓	✓	✓	✓	✓		✓
Supply Chain/Logistics		✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board Experience	✓	✓		✓	✓	✓
Executive Experience	✓	✓	✓	✓	✓	✓	✓
Nominating and Corporate Governance	✓	✓	✓	✓	✓	✓	✓

Director Demographics:

We believe our experienced and qualified Board continues to improve our corporate governance practices as reflected by the following:

✓	Non-executive Independent Board Chair	X	Related-party transactions that impair the independence of Board or Committee members

✓	Regular rotation of Committee and Board Chairs - in August 2025, Compensation Committee Chair rotated	X	Entrenched Board or Committee members with excessive tenure

✓	Audit Committee Chair held by Audit Committee Financial Expert	X	Classified Board

✓	Majority vote principle with director resignation policy in Corporate Governance Guidelines	X	Excessive annual cash retainers, equity awards or perquisites for Board members

✓	NCG, Audit and Compensation Committees consisting solely of independent Board members

✓	Six of seven of our current Board members are independent

✓	Board Refreshment - average tenure of Board members is six years with an average age under 65 and a mandatory Board retirement age of 75

EXECUTIVE COMPENSATION
Our executive and director compensation programs reflect a number of best practices, including the following:

✓	Stock ownership guidelines for senior management and non-employee directors	X	No excise tax gross-ups

✓	Annual say-on-pay vote	X	No repricing options or SARs without stockholder approval

✓	Independent compensation consultant	X	No hedging or pledging Company shares by employees, officers, or directors

✓	Significant percentage of pay is “at risk”	X	No single-trigger change-in-control payments

✓	Multiple financial performance metrics in annual incentive program	X	No excessive perquisites

✓	Multiple performance metrics in long-term incentive program	X	No payments of dividends on unvested awards

✓	Robust Insider Trading Policy and Clawback Policy	X	No fixed term employment agreements

✓	Programmatic stock repurchases to mitigate dilutive impact of management and director equity grants

Our executive compensation program is designed to align pay with performance and we are pleased with the support our stockholders have provided regarding the program. At our 2025 Annual Meeting, 95% of stockholder votes were cast in favor of our executive compensation.

NPK INTERNATIONAL INC.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
 PROXY STATEMENT
April 9, 2026
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NPK International Inc. (“NPK,” “we” or the “Company”) for the Annual Meeting to be held at the NPK Headquarters located at 9320 Lakeside Boulevard Suite 100, The Woodlands, Texas 77381 on Wednesday, May 20, 2026, at 9:00 a.m., Central Daylight Time, and any postponements or adjournments of the Annual Meeting. For safety and security reasons, no cameras, recording equipment or electronic devices will be permitted in the meeting. Mobile phones may be brought into the meeting, but the camera function is not permitted.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 20, 2026
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and related materials available over the Internet under the “notice and access” delivery model. A Notice Regarding the Availability of Proxy Materials is expected to be first mailed on or about April 10, 2026, to all stockholders of record at the close of business on the record date, March 23, 2026. The Notice Regarding the Availability of Proxy Materials is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet and by mail. Stockholders are encouraged to access and review the proxy materials before voting.
This Proxy Statement, the form of proxy and voting instructions are expected to be made available on or about April 10, 2026, at www.proxyvote.com. You may also request a printed copy of this Proxy Statement and the form of proxy by telephone at 1-800-690-6903, via the Internet at www.proxyvote.com or by email in accordance with the instructions given in the Notice Regarding the Availability of Proxy Materials. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2025, is being made available at the same time and by the same method described above. The Annual Report to Stockholders is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference therein.
Any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by making such request via the Internet, email or by telephone. A request to receive proxy materials in printed form or electronically by email will remain in effect until the request is terminated by the stockholder.
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, upon request of any stockholder of the Company. Please send a written request to our Corporate Secretary at NPK International Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381 or call (281) 362-6800.

Householding Information
Stockholders residing in the same household may receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials. This process is called “householding.” Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.
Street name stockholders who hold their shares in the name of a bank, broker or other holder of record in a single household who received only one copy of the Notice Regarding the Availability of Proxy Materials may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker or other holder.
If you are receiving multiple copies of the Notice Regarding the Availability of Proxy Materials, you also may request orally or in writing to receive a single copy, or if you would like to opt out of householding this year and would like to receive additional copies of proxy materials mailed to you, please contact us by calling (281) 362-6800, or writing our Corporate Secretary at NPK International Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. We will promptly deliver a separate copy of the Notice Regarding the Availability of Proxy Materials to you upon your request.

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Revocation of Proxies
Any stockholder giving a proxy may revoke the proxy before it is voted by notifying our Corporate Secretary in writing before or at the Annual Meeting, by providing a proxy bearing a later date to our Corporate Secretary, by voting again via the Internet or telephone, or by attending the Annual Meeting and expressing a desire to vote in person.
If you are a beneficial owner and wish to change your vote, you must contact the bank, broker or other holder of record that holds your shares prior to the Annual Meeting to assist you with this process.

Other Legal Matters
This Proxy Statement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and other subsequent documents we file with the SEC. In addition, any standards of measurement and performance made in reference to our sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation or prospect can or will be achieved. The sustainability-related information included in, and any sustainability issues identified as material, significant or priority for purposes of, this Proxy Statement or any related document may not be considered material for SEC reporting purposes. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
We make our website content available for informational purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this Proxy Statement.

Vote Requirement for Each Proposal and Board Recommendation
Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Vote Recommendation
Election of seven director nominees named in this Proxy Statement to our Board of Directors	Majority of the shares present and entitled to vote	Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR EACH NOMINEE
Non-binding advisory vote to approve named executive officer compensation	Majority of the shares present and entitled to vote	Broker non-votes are treated as not present and not entitled to vote on the matter and will have no effect on the outcome. However, abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR
Ratification of independent registered public accounting firm	Majority of the shares present and entitled to vote	Brokers are expected to have discretionary authority to vote unless prior instructions have been received. Abstentions constitute shares that are present and entitled to vote and will be treated as a vote against.	FOR

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Subject to any revocation, all proxies will be voted as directed by the stockholder on the proxy card. If the proxy is properly executed and returned, but no choice is specified, proxies will be voted according to the recommendation of the Board as listed in the table above.
The proxy confers discretionary authority upon the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Management is not currently aware of, nor does it intend to present at the Annual Meeting, any such other matters.

Beneficial Ownership
If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of the shares and the shares are considered to be held in street name for your account. As the beneficial owner, you have the right to direct your bank, broker or nominee to vote your shares as you instruct. If you do not instruct your bank, broker or nominee on how to vote your shares, then such bank, broker or nominee will only have discretion to vote your shares on routine matters only, but not on non-routine matters. Whether a proposal is routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, your bank, broker or nominee may choose not to exercise such discretion to vote uninstructed shares. Therefore, unless you provide voting instructions, your bank, broker or nominee is not permitted to vote your shares on certain proposals and may elect to not vote on any proposals, resulting in a “broker non-vote.”
If you do not instruct your bank, broker or nominee how to vote your shares, then your shares may not be voted on some or all of the proposals. As such, we urge you to instruct your bank, broker or nominee how to vote your shares on all proposals to ensure your interests are represented at the Annual Meeting.

Quorum
The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.

Solicitation of Proxies
The cost of preparing, printing and delivering this Proxy Statement, the Notice Regarding the Availability of Proxy Materials and the form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by us. In addition to this distribution, officers and other regular employees of ours may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for our overall performance and strategy and authorizes various types of transactions but is not involved in the details of the day-to-day operations of the business. The Board of Directors maintains a focus on our Core Values (Safety, Integrity, Respect, Excellence, Accountability) and our Purpose, which encapsulates how our values work together to drive our decision-making, actions and behaviors. We believe this focus will create long-term value for our stockholders.

Board Leadership Structure
The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The Board believes that part of an effective Board leadership structure is to have either an independent director as the Board Chair or to designate a Lead Director that is separate from the Chief Executive Officer (“CEO”), as it provides, among other things, sufficient independence between the Board and management and facilitates our Board’s ability to carry out its roles and responsibilities on behalf of our stockholders. Ms. Robeson has served as an independent member of our Board since 2018 and as our non-executive Board Chair since 2023. As Ms. Robeson is an independent director, we believe it is not necessary to appoint a Lead Director.
The principal responsibilities of the non-executive Board Chair are:
•To manage the organization, functioning and affairs of the Board of Directors, in order to enable it to meet its obligations and responsibilities;

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•To facilitate the functioning of the Board of Directors independently of management and maintain and enhance the governance quality of the Company and the Board;
•To interact regularly with the CEO and other executive officers on major strategy issues and the handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback from other Board members and acting as a “sounding board” for the CEO;
•Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the CEO’s performance at least annually; and
•To lead the Board of Directors in the execution of its responsibilities to our stockholders.
A complete description of the responsibilities of the non-executive Board Chair is set forth in a Chairman of the Board charter adopted by the Board of Directors, a copy of which is available on our website at www.npki.com/governance. A description of the powers and duties of the Board Chair is also set forth in our Bylaws.

Meeting Attendance
Each director is elected to a one-year term. Our Board of Directors held 10 meetings during 2025 and took two actions by unanimous written consent. Each director attended at least 90% of the meetings of the Board of Directors held while serving as a member of the Board of Directors and of each committee of which such director was a member that was held during the time such director was a member. The independent directors meet regularly in executive sessions at which time only independent directors are present, and the Board Chair oversees those sessions.

Director Attendance at Annual Meeting
We have a policy encouraging the attendance of all directors at our annual meetings of stockholders, and we make all appropriate arrangements for directors who choose to attend, including reimbursement of their reasonable travel expenses. All eight of our then-directors attended the 2025 Annual Meeting of Stockholders.

Director Independence
The Board of Directors has determined that each of Mmes. Meer and Robeson and Messrs. Cutillo, Larson, Lewis and Mingé is an “independent director” as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). In addition, the Board of Directors determined that Mr. Young, who served as a director for a portion of 2025 was an independent director during the period he served on the Board of Directors. In making these determinations regarding independence, the Board of Directors evaluated commercial, consulting, charitable, familial and other relationships with each of its directors and entities of which such director is an executive officer, partner, member and/or significant stockholder.
As part of this annual evaluation, the Board of Directors noted that none of the directors received any consulting, advisory, or other compensatory fees from us (other than for services as a director) or is a partner, member or principal of an entity that provided accounting, consulting, legal, investment banking, financial or other advisory services to our Company, and none of the express independence disqualifications contained in the NYSE rules apply to any of them. On an ongoing basis, the Chair of the NCG Committee, along with the General Counsel, evaluate commitments of the directors, including changes in occupation and other Board memberships, to determine continuing independence.
Based on this independence review and annual evaluation, and on other facts and circumstances the Board of Directors deemed relevant, the Board of Directors, in its business judgment, determined that each of our incumbent director nominees are independent, with the exception of Mr. Lanigan, who is our President and CEO.
Ms. Robeson currently serves on the Board of Williams Companies, Inc. (“Williams”). Williams is a customer of our Company. However, Williams made no payments for property or services in an amount which, in any of the fiscal years 2025, 2024, or 2023, exceeded the greater of $1.0 million or 1% of Williams’ consolidated gross revenues. Ms. Robeson was not involved in any decision to award work to us. The Board of Directors determined that the relationship between our Company and Williams did not disqualify Ms. Robeson from being considered an independent director.

Board Role in Risk Management
The Board, as a whole and through its committees, retains responsibility for overseeing our Company’s processes for assessing and managing risk, although it is management’s responsibility to manage risk on a day-to-day basis. The Board discharges its responsibility, in part, through regular inquiries from the Board Chair to management, periodic communications from management to the Board of Directors of particular risks and events, and discussions during Board meetings with and without management of general and specific risks to the Company. The Board also participates with senior management in periodically reviewing enterprise risks, analyzing trends in such risks over time and across the short, intermediate and long

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term, considering mitigation plans for such risks (taking into account the immediacy of any such risk) and auditing such mitigation plans.
The Board also delegates the oversight of certain specific risks to committees of the Board. For example, the Board delegates to the NCG Committee the oversight of the Company’s Sustainability program, including any sustainability risks material to the Company’s business and long-term strategy. The Board further delegates to the Compensation Committee the assessment of our Company’s compensation plans with regard to whether such plans encourage the taking of inappropriate levels of risk. The Board further delegates to the Audit Committee the oversight of the risk assessment undertaken by management to develop the scope and coverage of reviews conducted by our internal audit function.

Director Nominations
The NCG Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board of Directors. In order to assist the NCG Committee, our Board of Directors included in our Corporate Governance Guidelines certain criteria that we believe minimize the risk of compromising the independence of the Board, while adding to the diversity and depth of knowledge of our Board members. The general qualification criteria of director nominees are that such nominee:
•is of the highest integrity and character;
•is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director;
•has the objectivity, ability and desire to represent the interests of our stockholders as a whole, free from any conflict of interest;
•has familiarity with our business and the industries in which we operate;
•has held positions with a high degree of responsibility and relevant expertise and experience to offer advice and guidance; and
•has independence of thought and financial literacy.
The NCG Committee also assesses the core competencies most needed in any new members of the Board, such as backgrounds in strategy, finance, safety, operations, marketing and relevant industries. As set forth in our Corporate Governance Guidelines, our NCG Committee evaluates the full composition of the Board so that it will reflect a range of abilities, experiences and perspectives appropriate to our Company. As such, consideration of diversity of backgrounds, viewpoints, expertise and experience are all assessed by our NCG Committee when evaluating a nominee for our Board of Directors. The NCG Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.
With the resignation of Mr. Young from the Board as of August 19, 2025, the Board determined on August 19, 2025 that the size of the Board will be reduced immediately from eight directors to seven directors.

Stockholder Recommendations for Board Nominations
The NCG Committee will consider director candidates proposed by stockholders for election to the Board of Directors in compliance with the requirements in the Bylaws for submitting stockholder nominations. In order to nominate a director at an annual meeting, our Bylaws require that a stockholder be entitled to vote in the election of directors and follow the procedures set forth in the Bylaws, as described under “Stockholder Proposals.” Our Bylaws are available on our website at www.npki.com/governance.
The stockholder making the recommendation also must submit all information required under our Bylaws. Stockholders may send recommendations for director candidates for the 2027 Annual Meeting to the NCG Committee by U.S. mail or overnight delivery at the following address: Chair, NCG Committee, c/o Corporate Secretary, NPK International Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.
Candidates recommended by the NCG Committee must include a sufficient number of persons who, upon election, would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors under the listing standards of the NYSE and the rules and regulations of the SEC. In considering any candidates recommended by stockholders, the NCG Committee will take into account the same factors as it applies to all other prospective nominees.

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Board Orientation and Education
The NCG Committee, with the support and assistance of the executive officers, is responsible for establishing an orientation plan for new directors, along with the coordination and scheduling of educational opportunities for the Board. The orientation program includes a review of our governance documents and policies, along with individual meetings with our executive leaders, and tours of key facilities. In addition, over the last several years, the NCG Committee has coordinated training sessions by outside experts during Board meetings related to, among other things: risk assessment, insurance and management; long-term strategy; stockholder activism; sustainability practices and trends; industry-specific education; macro-economic trends in the U.S. and global economies; IT cybersecurity and artificial intelligence; and director fiduciary duties under Delaware law. The Board also attends continuing education seminars either in person or electronically that are hosted by outside experts such as the National Association of Corporate Directors in order to stay current with best practices and evolving trends. Finally, management regularly provides the Board with published articles and white papers authored by outside experts on a variety of topics, including board fiduciary duties, cybersecurity, stockholder activism, sustainability trends and proxy advisory firm ratings and guidance.

Stockholder Communication with Board Members
The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Corporate Secretary, NPK International Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. These communications, other than sales-related communications, will be forwarded to the Board member or members specified.

CORPORATE GOVERNANCE GUIDELINES
We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that the Board of Directors believes promote the effective functioning of the Board of Directors, its committees and our Company. The Corporate Governance Guidelines conform to the NYSE corporate governance listing standards and SEC rules and address, among other matters, director qualifications, independence and responsibilities, majority vote principles, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of Board and committee performance. The Corporate Governance Guidelines are available on our website at www.npki.com/governance and are also available, without charge, upon request to our Corporate Secretary at NPK International Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381.

Majority Vote Principle
Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. Under our Bylaws, directors in uncontested elections are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Under our majority vote principle, a nominee in an uncontested election who does not receive a majority of the votes of holders having voting power “for” that nominee’s election is subject to our director resignation policy described below. Under our Corporate Governance Guidelines, an uncontested election is one at which the number of nominees for election as director is not greater than the number of directors to be elected.

Director Resignation Policy
The Corporate Governance Guidelines provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that the incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation will be conditioned upon, and shall not become effective until there has been:
•a failure by that nominee to receive a majority of the votes of holders having voting power “for” such nominee’s election in any uncontested election of directors; and
•acceptance of the resignation by the Board of Directors.
In the event a director does not receive a majority of the votes of holders having voting power “for” such director’s election, the NCG Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where the consideration is such director’s resignation. The Board of Directors will act on the recommendation of the NCG Committee within 90 days following the certification of the stockholder vote, and the Board of

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Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines.

Director Retirement Age and Tenure
Our Corporate Governance Guidelines include a director retirement age policy but do not include a tenure policy. Under our Corporate Governance Guidelines, any person who is 75 years of age or more will not be renominated to be elected as a director, although any director reaching the age of 75 while in office may serve the remainder of such director’s term until the next annual meeting of stockholders. The average age of all director nominees is 62 years of age, with no director nominee being older than 65 years of age. The average tenure on the Board of the director nominees is approximately six years.

Executive Sessions of Non-Management Directors
Our Corporate Governance Guidelines require the non-management directors meet at least twice each year in executive session, without management present. However, management employees may be invited to attend portions of these meetings if deemed appropriate by the non-management directors to provide information necessary for the meetings. Executive sessions were held as part the Board’s regularly scheduled meetings in 2025 and were presided over by Ms. Robeson.
Interested parties may direct their concerns to the Board Chair or to any other non-management director or directors by following the procedures set forth in the section entitled “Stockholder Communication with Board Members.”

Service on Other Boards
Directors are encouraged to limit the number of other boards of for-profit organizations on which they serve so as not to interfere with their service as a director of the Company. Ordinarily, directors may not serve on the boards of more than four public companies, including NPK’s Board. Directors who are executive officers of public companies may not serve on the board of more than one other public company, in addition to NPK’s Board. Directors are required to advise the Chair of the NCG Committee and the General Counsel in advance of accepting an invitation to serve on the board of another for-profit organization. In considering each director nominee for election at the Annual Meeting, the NCG Committee took into account each director’s public company leadership positions and other outside commitments to assess the director’s compliance with our policy. Each of the director nominees is in compliance with this policy.

DIRECTOR STOCK OWNERSHIP GUIDELINES
To encourage our non-employee directors and executive officers to achieve and maintain a significant ownership interest in our Company, the Board of Directors approved stock ownership guidelines that require each of our non-employee directors to own shares of our common stock valued at five times their annual cash retainer. Our non-employee directors are provided a grace period of five years from the date of first election to the Board to reach the required level of stock ownership. In the event of an increase in the annual cash retainer or an increase in the stock ownership requirement, the non-employee directors are provided a new grace period of five years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines. A non-employee director is not considered to be out of compliance with the stock ownership guidelines simply due to a drop in stock price; however, any non-employee director in this situation may not sell shares until compliance is regained and any subsequent sale of shares must not cause the non-employee director’s ownership level to fall below the applicable stock ownership requirement. As of March 23, 2026, each of our non-employee directors was in compliance with the ownership guidelines. For details on our executive officer stock ownership guidelines, see “Compensation Discussion and Analysis – Stockholder Alignment” below.

RELATED PERSON TRANSACTIONS
The Board of Directors has adopted a Policy Regarding Covered Transactions with Related Persons (“Related Person Policy”) that requires the approval by the Audit Committee of any Covered Transaction (as defined in the Related Person Policy). A Covered Transaction includes, but is not limited to, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), including indebtedness and guarantees of indebtedness, in which (a) the aggregate amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $100,000 (including any periodic payments or installments due on or after the beginning of our last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (b) we or any of our subsidiaries are a participant and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or, together with all other applicable Related Persons (as defined in the Related Person Policy), a less than 10% beneficial owner of another entity). The policy provides that any director, director nominee or

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executive officer must provide to the General Counsel and Chair of the Audit Committee prior notification of all proposed terms of any Covered Transaction (other than related-party transactions involving compensation matters and certain ordinary course transactions). Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, even if the aggregate amount involved exceeds $100,000, are deemed to have standing pre-approval by the Audit Committee. The Audit Committee must review the relevant facts and circumstances of the Covered Transaction, including if the terms and conditions of the transaction are generally available to third parties under similar terms or conditions, take into account the level of interest or relationship to the related person and the impact on a director’s independence, and either approve or disapprove the Covered Transaction. It is our policy that Covered Transactions be reviewed and approved in advance; however, if the Audit Committee (or the Audit Committee Chair pursuant to such Chair’s delegated authority) is unable to provide advance approval of a Covered Transaction, the transaction will be considered at the next regularly scheduled meeting of the Audit Committee. At the next meeting, the Audit Committee will evaluate all options, including, but not limited to, ratification, amendment or termination of the Covered Transaction. The Audit Committee (or Chair, as applicable) shall not approve any Covered Transaction if it determines the Covered Transaction to be inconsistent with the interests of the Company and its stockholders. No director may participate in approval of a Covered Transaction for which such director is a related person.

CODE OF ETHICS
The Board of Directors also has adopted a Code of Ethics for Senior Officers and Directors that applies to all of our directors, our principal executive officer, principal financial officer, principal accounting officer, and other senior officers. The Code of Ethics for Senior Officers and Directors contains policies and procedures applicable to our directors and, as to our senior officers, supplements our Code of Business Ethics and Conduct, which is applicable to all of our employees (together with the Code of Ethics for Senior Officers and Directors, the “Codes”). The purposes of the Codes, among other matters, are to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Codes are designed to promote full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with, or submit to, the SEC and in other public communications. The Codes also require compliance with applicable governmental laws, rules and regulations, including, without limitation, insider trading laws. The Codes further require the prompt internal reporting of violations of the Codes to an appropriate person or persons and accountability for adherence to the Codes.
To the extent required any amendments to, or waivers of, the Codes with respect to our executive officers and directors will be disclosed on our website within four business days following the date of the amendment or waiver.
Copies of our Code of Ethics for Senior Officers and Directors and our Code of Business Ethics and Conduct are available on our website at www.npki.com/governance and are also available in print upon request from our Corporate Secretary.

HEDGING AND PLEDGING POLICIES
Under the Company’s Code of Business Ethics and Conduct and Insider Trading Policy, all directors, executive officers and employees and their family members and controlled entities are prohibited from pledging our Company’s securities for a loan or engaging in speculative transactions in our Company’s securities, including short-term trading, short sales, transactions in derivative securities (including puts and calls), hedging transactions and purchasing NPK securities on margin.

INSIDER TRADING POLICY
We have adopted an insider trading policy and procedures governing the purchase, sale, and other transactions in our Company’s securities by the Company’s directors, officers, and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and NYSE listing standards.

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BOARD COMMITTEES
The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the NCG Committee. Each of the Board Chair and the President and Chief Executive Officer attends all committee meetings, but neither one is a member of any committee so does not cast a vote therein. Each committee operates under a written charter approved by the Board of Directors. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of our Corporate Governance Guidelines, our Code of Business Ethics and Conduct, our Code of Ethics for Senior Officers and Directors and our charter of the Chairman of the Board, are available on our website at www.npki.com/governance. Stockholders also may obtain printed copies of these items, without charge, by contacting us at the following address:
NPK International Inc.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
Attn: Corporate Secretary

Audit Committee
As of March 23, 2026, the members of the Audit Committee were Claudia M. Meer (Chair), Joseph A. Cutillo, Roderick A. Larson, Michael A. Lewis and John C. Mingé. The Board of Directors has determined that each member of the Audit Committee is independent and “financially literate” under applicable SEC rules and NYSE listing rules applicable to Audit committee members. The Board of Directors also has determined that Ms. Meer qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met eight times during 2025 and did not take any action by unanimous written consent.
The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent registered public accounting firm. The Audit Committee also has responsibility for providing independent review and oversight of the integrity of our financial statements, the financial reporting process, our systems of internal accounting and financial controls, the performance of our internal audit function and the independent auditors, the independent auditors’ qualifications and independence and our compliance with ethics policies and legal and regulatory requirements and preparing the Audit Committee Report and disclosure required by the Audit Committee for inclusion in this Proxy Statement. The independent auditors report directly to the Audit Committee.

Compensation Committee
As of March 23, 2026, the members of the Compensation Committee were Roderick A. Larson (Chair), Joseph A. Cutillo, Michael A. Lewis, Claudia M. Meer and John C. Mingé. The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NYSE listing rules applicable to Compensation Committee members and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met nine times during 2025 and took one action by unanimous written consent.
The Compensation Committee has responsibility for establishing, evaluating and administering our compensation arrangements, plans, policies and programs for our Board of Directors, CEO and other executive officers, and for administering our equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of all long-term cash-based and equity-based incentive compensation plans.
The Compensation Committee has the authority to retain compensation consultants to assist in evaluating the compensation paid to our Board of Directors, CEO and other executive officers. As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee continued its engagement of Zayla Partners, LLC (“Zayla”) as its independent compensation consultant for 2025. Although Zayla did not advise management or provide any consulting services to the Company other than its work on behalf of the Compensation Committee, Zayla is a subsidiary of Arthur J. Gallagher & Co., which was retained by the Company to provide claims and risk management services as well as broad-based employee benefit plan services in 2025. Total fees paid for such benefit plan advisory services in 2025 totaled $279,957 while total fees paid to Zayla for its consulting services to the Compensation Committee totaled $108,500. The Compensation Committee considered the Company’s engagement of Arthur J. Gallagher & Co. in its decision to retain Zayla and determined that such did not give rise to a conflict of interest.

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Nominating and Corporate Governance Committee
As of March 23, 2026, the members of the NCG Committee were Michael A. Lewis (Chair), Joseph A. Cutillo, Roderick A. Larson, Claudia M. Meer and John C. Mingé. The Board of Directors has determined that each member of the NCG Committee is an “independent director” under applicable NYSE listing rules. The NCG Committee met six times during 2025 and did not take any action by unanimous written consent.
The NCG Committee oversees the Company’s sustainability programs, assists and advises the Board of Directors with respect to the size, composition and functions of the Board of Directors, identifies potential candidates for the Board of Directors and recommends to the Board of Directors a slate of qualified nominees for election as directors at each annual meeting of stockholders, oversees the annual evaluation of the Board of Directors as a whole and the committees of the Board of Directors, and develops and advises the Board of Directors with respect to corporate governance principles, policies and practices, and engages in succession planning for the Board of Directors.

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EXECUTIVE OFFICERS
 As of March 23, 2026, our executive officers, their ages, positions with us and biographical information were as follows:

Matthew S. Lanigan	Age 55
President and Chief Executive Officer
A description of the business experience of Mr. Lanigan during the past five years can be found in the “Election of Directors” section of this Proxy Statement under the heading “Nominees and Voting.”

Gregg S. Piontek	Age 55
Senior Vice President, Chief Financial Officer
Mr. Piontek has served as our Chief Financial Officer since October 2011. He joined us in April 2007 as our Vice President, Controller and Chief Accounting Officer and serving in this capacity until October 2011. Before joining us, Mr. Piontek served in various financial roles for Stewart & Stevenson Services, Inc. and Stewart & Stevenson, LLC from June 2001 through March 2007, including Divisional Controller, Assistant Corporate Controller and as Vice President and Chief Accounting Officer. Prior to that, Mr. Piontek served in various financial roles at General Electric, CNH Global N.V. and Deloitte & Touche LLP.

Lori A. Briggs	Age 53
Executive Vice President Business Operations
Ms. Briggs has served as our Executive Vice President Business Operations since November 2024. She joined us in October 2017 as our Senior Director, Business Transformation & Integration, was promoted to the position of Vice President, Marketing for Industrial Solutions in January 2021, and then served as the President, Industrial Solutions from September 2021 until November 2024. Prior to joining NPK, from October 2015 through October 2017, she served as a Global Pricing Leader for GE Oil & Gas, an energy subsidiary. Ms. Briggs also held leadership roles with progressing responsibility in marketing and sales for GE Capital for the ten years prior to October 2015.

M. Celeste Frugé	Age 53
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Ms. Frugé joined NPK in April 2008 as Senior Corporate Counsel and was promoted to the position of Vice President - General Counsel, Chief Compliance Officer and Corporate Secretary in May 2023. Since joining NPK in 2008, Ms. Frugé has served in various legal roles of increasing responsibility, including the role of Associate General Counsel from January 2011 to February 2020, and as the Company’s Deputy General Counsel and Assistant Corporate Secretary since February 2020. Prior to joining NPK, Ms. Frugé practiced law at Winstead, PC where she was a member of the Corporate, Securities/M&A practice group and at Stibbs & Burbach, PC in The Woodlands, Texas. She received her undergraduate degree from Loyola University and earned her J.D. from Loyola University New Orleans College of Law.

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OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners
The following table sets forth information, as of the date indicated in the applicable Schedule 13G or Schedule 13D, with respect to each stockholder identified as beneficially owning greater than 5% of our common stock, the number of outstanding shares of our common stock and the percentage beneficially owned. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person. Percentage ownership is based on 84,414,347 shares of our common stock outstanding as of March 23, 2026.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Ameriprise Financial, Inc. (1) 145 Ameriprise Financial Center Minneapolis, MN 55474	5,247,637	6.2%
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	6,249,626	7.4%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	4,797,458	5.7%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	4,761,308	5.6%
(1)Based solely on Amendment No. 8 to Schedule 13G jointly filed with the SEC on November 14, 2025, by Ameriprise Financial, Inc. (“AFI”), TAM UK International Holdings Limited (“TAM UK”), Threadneedle Holdings Limited (“THL”), TAM UK Holdings Limited (“TUHL”), Threadneedle Asset Management Holdings Limited (“TAMHL”), TC Financing Ltd. (“TCFL”), Threadneedle Asset Management Limited (“TAML”), Threadneedle Investment Services Limited (“TISL” and collectively, the “AFI Reporting Persons”). According to the Schedule 13G/A, AFI has shared voting power over 5,243,010 shares and shared dispositive power over 5,247,637 shares, each of TAM UK, THL, TUHL, TAMHL, TCFL, TAML and TISL has shared voting power and shared dispositive power over 4,864,300 shares. Each of the AFI Reporting Persons disclaims beneficial ownership of such securities.
(2)Based solely on Amendment No. 16 to Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 6,071,245 shares and sole dispositive power over 6,249,626 shares. According to the Schedule 13G/A, all shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly owned subsidiaries: (i) BlackRock Advisors, LLC; (ii) Aperio Group, LLC; (iii) BlackRock Asset Management Canada Limited; (iv) BlackRock (Netherlands) B.V.; (v) BlackRock Fund Advisors; (vi) BlackRock Institutional Trust Company, National Association; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Investment Management, LLC; (ix) BlackRock Fund Managers Ltd; and (x) BlackRock Asset Management Schweiz AG.
(3)Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on October 9, 2025 by Dimensional Fund Advisors LP. According to the Schedule 13G, Dimensional Fund Advisors LP has sole voting power over 4,714,823 shares and sole dispositive power over 4,797,458 shares.
(4)Based solely on the Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. According to the Schedule 13G, The Vanguard Group has shared voting power over 57,428 shares, sole dispositive power over 4,638,697 shares and shared dispositive power over 122,611 shares. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over NPK International securities beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis).

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Ownership of Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 23, 2026, by (i) each current director and each nominee for director, (ii) each named executive officer identified in the Summary Compensation Table in this Proxy Statement and (iii) all current directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

	Shares of Common Stock Beneficially Owned
Name	Number		Percent (1)
Matthew S. Lanigan	997,825	(2)	1.2%
Gregg S. Piontek	832,533	(3)	1.0%
Lori A. Briggs	218,683	(4)	*
M. Celeste Frugé	246,224	(5)	*
Douglas L. White	277,927	(6)	*
John C. Mingé	245,384		*
Roderick A. Larson	248,748	(7)	*
Rose M. Robeson	214,285		*
Michael A. Lewis	131,333		*
Claudia M. Meer	118,135		*
Joseph A. Cutillo	27,597		*
All current directors and executive officers as a group (13 persons)	3,558,674	(8)	4.2%
*Indicates ownership of less than 1%.
(1)    The percentage ownership is based on 84,414,347 shares of our common stock outstanding as of March 23, 2026. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group of persons has the right to acquire within 60 days of April 1, 2026 (or May 31, 2026).
(2)    Includes 770,249 shares held by a living trust, of which Mr. Lanigan and his spouse are trustees, and 227,576 shares subject to restricted stock units that will vest on June 1, 2026.
(3)    Includes 91,717 shares subject to restricted stock units that will vest on June 1, 2026.
(4)    Includes 55,289 shares subject to restricted stock units that will vest on June 1, 2026.
(5)    Includes 40,276 shares subject to restricted stock units that will vest on June 1, 2026.
(6)    Includes 17,862 shares issuable upon the exercise of options.
(7)    Includes 233,651 shares held by LFV, LP, an entity in which Mr. Larson has a 50% limited partner interest.
(8)    Includes (i) 17,862 shares issuable upon the exercise of options and (ii) 414,858 shares subject to restricted stock units that will vest on June 1, 2026.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation provided to our named executive officers (“NEOs”) for 2025, as listed in the table below, including the principles and processes used in determining their compensation.

Named Executive Officer	Position Title
Matthew S. Lanigan	President and Chief Executive Officer
Gregg S. Piontek	Senior Vice President and Chief Financial Officer
Lori A. Briggs	Executive Vice President, Business Operations
M. Celeste Frugé	Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Douglas L. White (1)	Former Vice President, Chief Accounting Officer and Treasurer
(1)     As part of the Company’s effort to streamline the organization and cost structure, effective November 10, 2025, Mr. White stepped down from his Chief Accounting Officer role. He continued to serve as a non-executive employee through March 2, 2026 at which time his employment was terminated.

OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to promote the following key objectives:
•Maintain market competitiveness: Our compensation programs should attract highly talented people with exceptional leadership capabilities and retain high-caliber talent;
•Pay for performance: A significant portion of an executive’s total compensation should be variable and dependent upon the attainment of specific and measurable short and long-term performance goals;
•Drive stockholder alignment: Executives should be motivated to create long-term value for our shareholders; and
•Encourage good governance: We annually assess (and address, as appropriate) actual and potential areas of compensation-related risk and provide for appropriate mechanisms and controls.

2025 Transition from Cash-Based to Share-Settled Performance Awards
As previously disclosed, in 2025 we transitioned from performance-based cash awards to performance-based restricted stock units. Because SEC disclosure rules require reporting cash-based awards for the year earned and stock-based awards in the year granted, total compensation for 2025 appears higher than in prior years. This is a reflection of the applicable reporting requirements and does not reflect any increase in total target compensation levels approved by the Compensation Committee for 2025. The 2025 total compensation reported in the Summary Compensation table reflects both (i) the grant date fair value of performance-based restricted stock units granted in 2025, which will vest following a performance period that ends on May 1, 2028, and (ii) the total value of earned performance-based cash awards granted in May 2022 that paid out in 2025.

Market Competitiveness
Our Compensation Committee believes that the compensation of our NEOs should be competitive to attract and retain high caliber executives. We use a combination of peer group and broader industry data to assess the competitiveness of our compensation programs. NEO compensation is generally targeted at the market median, with opportunities to earn above or below the market median in light of Company performance. However, target compensation levels may vary from median levels based on a variety of considerations, including internal equity, individual experience, time in the position and breadth of responsibilities. For additional information, see “Our Compensation Process - Benchmarking to Market and Peers” below.

Pay-for-Performance
A significant portion of our executives’ 2025 compensation was delivered in the form of variable compensation earned based on the achievement of the following Company performance metrics that enhance long-term stockholder value creation or otherwise correlate directly to stockholder returns:
•Consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating cash flow and other relevant financial metrics (annual incentives);
•Progress against safety and strategic goals, including strategic revenue growth, rental fleet utilization and the successful implementation of a company-wide ERP (annual incentives);

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•Share price performance, superior long-term total stockholder return (“TSR”) generation relative to our peer group, and achievement of an average three-year consolidated return on net capital employed (“RONCE”) performance metric in excess of the Company’s cost of capital (long-term incentives).

Stockholder Alignment
We believe that the interests of our stockholders and executives should be aligned. To achieve this, a significant portion of our executive compensation is tied to share price and the achievement of objectives that enhance long-term stockholder value.
We also maintain stock ownership guidelines for our officers as follows:

Officer Stock Ownership Guidelines
Title	Ownership Requirement
Chief Executive Officer	5x salary
Chief Financial Officer, General Counsel and Executive Vice Presidents	3x salary
Other Designated Officers/Executives	1x salary
In determining compliance with our stock ownership guidelines, unvested time-based restricted shares or units are counted; however, unexercised stock options and unearned performance shares or performance share units are not counted. As of March 23, 2026, each of our executive officers was in compliance with the ownership guidelines. Further detail on the stock ownership guidelines for our non-employee directors is contained in the “Corporate Governance” section of this Proxy Statement under the heading “Stock Ownership Guidelines.”
Our program also includes a robust Clawback Policy, designed to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act, under which we are required to recoup excess benefits received under incentive-based awards granted to current and former executive officers in the event of an accounting restatement. Our Clawback Policy also permits the Compensation Committee to recoup any incentive-based compensation from a broader group of senior leaders, including the executive officers, whose fraud or misconduct may have given rise or contributed to an accounting restatement.

Good Governance
The Compensation Committee considers, in establishing and reviewing our employee compensation programs, whether the programs encourage unnecessary or excessive risk taking. With the assistance of management and the Committee’s independent compensation consultant, Zayla Partners, LLC, the committee undertook a risk assessment of our compensation programs in 2025. As a result of this review, we believe that our employee compensation programs are balanced and do not motivate or encourage unnecessary or excessive risk taking. Among other factors considered, our compensation programs:
•Are benchmarked against a peer group composed of companies of a similar size and with comparable business operations;
•Are affordable relative to the Company’s earnings and in line with peer group practices;
•Balance short and long-term incentives with a variety of financial and strategic performance objectives;
•Include a significant long-term equity component;
•Grant awards with staggered vesting schedules over a significant time horizon;
•Do not include excessive executive benefits or perquisites; and
•Promote compliance and long-term view through our Clawback Policy and robust stock ownership guidelines.

STOCKHOLDER ENGAGEMENT
Through our annual “Say-on-Pay” vote, we ask our stockholders to approve the compensation of our NEOs, as disclosed in our proxy statement. While the Say-on-Pay vote is advisory and not binding on the Company, the Compensation Committee strongly values the opinions of the stockholders and reviews the prior year’s Say-on-Pay voting results and stockholder engagement feedback when considering any changes to our executive compensation program.

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At our 2025 Annual Meeting, 95% of stockholder votes cast were in favor of our executive compensation. While we did not make any changes to our executive compensation program directly as a result of the vote, we remain committed to ongoing stockholder engagement through regular discussions with our stockholders, including about our executive compensation programs.

PAY MIX AND PAY ELEMENTS
NEO compensation is comprised of base salary, annual cash incentive and long-term equity incentives. For 2025, the Compensation Committee set 81% of our CEO’s (and an average of 68% for the other NEO’s) target compensation as contingent, performance-based pay (tied to both short-term and long-term Company performance). Commencing with our 2025 equity awards, we transitioned to share-settled performance-based restricted stock units, replacing the long-term performance cash awards that we have historically granted.

TARGET TOTAL DIRECT COMPENSATION - 2025
CEO	Other NEOs (Average)

Elements of Our Executive Compensation Program
	Element	Purpose			Description
		Attract/Retain	Pay-for-performance	Stockholder Alignment
FIXED	Base Salary	✓
Annual Merit Review:
Salary adjustments consider each individual’s experience, performance and contributions over time and base salary provides a competitive level of base pay relative to the median of executives in the same position within our peer group and broader market.

VARIABLE	Annual Incentives	✓	✓	✓	Annual Performance: Short-term incentive awards are earned based on achieving consolidated financial, safety and strategic goals on an annual basis.
	Long-Term Equity Incentives	✓	✓	✓
Multi-Year Performance:
Long-term incentive awards with multi-year vesting periods.
Realized value tied directly to long-term growth in stockholder value and the achievement of returns in excess of the Company’s cost of capital.
Performance-based equity awards provide the opportunity to earn from zero to 200% of target at the end of the three-year performance period. The transition from cash-based to share-settled performance-based restricted stock units further bolsters alignment of our NEO’s and stockholders’ economic interests through stock ownership.

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OUR COMPENSATION PROCESS
Our Compensation Committee establishes our overall executive compensation philosophy and reviews and approves our executive compensation program. The Compensation Committee establishes a calendar annually for specific compensation actions to address throughout the year.

Q4
• Review Compensation market benchmarking (actions determined in Q1)
• Approve ACIP plan for next year
Q1
• Approve Comp Targets
• Base Pay, ACIP & LTIP
• Approve prior year ACIP awards
Q3
Q2
• Approve LTIP Grants & Performance-Based Payouts
• Equity Vesting
• Merit Award Effective Date

Role of Independent Advisors
Our Compensation Committee has the authority to retain legal counsel and other experts, including independent compensation consultants. The Compensation Committee meets regularly without management present and with its independent compensation consultant to review executive compensation matters, including market and survey data as well as peer group information.
To assist in implementing the 2025 compensation program, the Compensation Committee continued to engage Zayla as its independent consultant. The services provided by its outside advisor are regularly reviewed and we believe that Zayla is independent and did not have any conflict of interest in providing executive and director compensation consulting services in 2025. In affirming the independence of the Compensation Committee’s consultant, the Compensation Committee considered all applicable SEC and NYSE factors.
The Compensation Committee continues to monitor the independence of its compensation consultant on an annual basis.

Role of Management
While the Compensation Committee sets our overall executive compensation philosophy and determines the compensation of our CEO and other executive officers, it looks to its compensation consultant and our CEO to provide key information and make recommendations with respect to specific executive compensation decisions.
The CEO’s role in establishing executive compensation includes making recommendations to the Compensation Committee on the performance and pay levels for the other executive officers and certain members of senior management (other than the CEO). The CEO, CFO, General Counsel, Chief Compliance Officer and Corporate Secretary and Sr. Director, Human Resources also participate from time to time as invited guests in Compensation Committee meetings, during which they provide the Compensation Committee with information regarding our strategic objectives, financial performance, disclosure obligations, legal advice and recommendations regarding compensation plans.

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Benchmarking to Market and Peers
As noted above, our Compensation Committee believes that pay practices at peer companies provide useful information in establishing compensation levels and recognizes that our compensation practices must be competitive in the marketplace in order to attract, retain and motivate key executive personnel. Accordingly, the Compensation Committee compares compensation levels in our executive compensation program to compensation levels within our identified peer group. For 2025, Zayla analyzed the executive compensation data in proxy statements of a peer group consisting of publicly traded companies generally comparable in size to us in annual revenues, market capitalization, enterprise value and corporate assets. Our Compensation Committee reviews the peer group periodically so that the composition of the peer group continues to include the appropriate balance of companies operating in our industry, including companies whose financial size and operational scale are generally comparable to ours and companies who are more likely to compete with us for executive talent.

Peer Group & Survey Data
In identifying appropriate peers, the committee considers the industry, revenue, profitability and market capitalization of companies as well as whether the companies are competitors for business or talent. As a result of this review, the Compensation Committee considered the pay practices of the following 17 companies (the “2025 Peer Group”) as well as aggregated findings from general published survey data in evaluating NEO compensation levels for 2025:

Ameresco, Inc.	DNOW, Inc.	Limbach Holdings, Inc.
Argan, Inc.	Enerpac Tool Group Corp.	Matrix Service Company
Civeo Corporation	Global Industrial Company	Myers Industries, Inc.
Columbus McKinnon Corporation	Great Lakes Dredge & Dock Corporation	Standex International Corporation
Concrete Pumping Holdings, Inc.	H&E Equipment Services, Inc.	Transcat, Inc.
Custom Truck One Source, Inc.	Insteel Industries, Inc.

The Compensation Committee continues to evaluate and refine the peer group used to evaluate NEO compensation as appropriate.

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OUR DIRECT COMPENSATION ELEMENTS

Base Salary
Our Compensation Committee provides our NEOs with base salaries that are intended to be generally competitive with executive salary levels at our peer group companies and the market. In addition, the Compensation Committee, in determining executive base pay, considers each individual’s performance over time, experience, potential future contribution, role and responsibilities.
The Compensation Committee evaluated the performance of our Company, the CEO (which evaluation was performed together with the Board Chair) and the recommendations of the CEO regarding the other executive officers. Based on these evaluations, the peer group and market data, the Compensation Committee determined to maintain current base salaries, which remained market competitive, for all NEOs other than Ms. Frugé, who received an 8.5% base salary increase intended to bring her closer to the market median range for her role, given her two-year tenure and individual performance.
The following table sets forth the annualized base salaries of our NEOs for 2025, including the base salary increase for Ms. Frugé approved effective as of April 1, 2025:

NEO	2024 Annualized Salary as of December 31, 2024	2025 Annualized Salary effective as of April 1, 2025	Percent Change
Matthew S. Lanigan	$754,000	$754,000	—%
Gregg S. Piontek	$455,800	$455,800	—%
Lori A. Briggs	$390,000	$390,000	—%
M. Celeste Frugé	$343,200	$372,372	8.5%
Douglas L. White(1)	$316,608	$316,608	—%
(1) Annualized base salary as in effect on March 2, 2026, Mr. White’s last day of employment with the Company.

In February 2026, the Compensation Committee approved increases of 3.0% in the base salaries of Mr. Lanigan, Mr. Piontek and Ms. Briggs and an increase of 7.0% for Ms. Frugé, in each case effective April 1, 2026, after considering the market positioning of each officer’s compensation as compared to the current peer group and Ms. Frugé’s additional year of tenure in her role.

Annual Incentives

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Under our Amended and Restated Annual Cash Incentive Plan, NEOs are eligible to receive annual cash bonuses based on achieving pre-established financial, strategic goals and safety metrics.
We intend for the plan to:
•Hold executives responsible for keeping our employees safe while delivering results that contribute to growth in stockholder value;
•Provide a financial incentive to focus on specific financial and strategic performance targets; and
•Encourage and reward NEOs based on consolidated performance.
The annual cash incentive opportunity, expressed as a percentage of base salary, for each participant is based on the potential to affect operations and/or profitability. In 2025, the threshold, and over-achievement cash incentive opportunities for the NEOs, expressed as a percentage of base salary, moved slightly from prior year percentage levels for all NEOs and are summarized in the table below. The target cash incentive opportunities, as a percentage of base salary remained unchanged for all NEOs. Such annual incentive opportunities are applied to the base salary actually paid for the year and therefore reflect any mid-year adjustments to an officer’s annual base salary level.

NEO	Incentive Opportunity as a Percent of Salary
	Threshold	Target	Over-Achievement
Matthew S. Lanigan	50%	100%	200%
Gregg S. Piontek	37.5%	75%	150%
Lori A. Briggs	35%	70%	140%
M. Celeste Frugé	35%	70%	140%
Douglas L. White	20%	40%	80%
Target performance for 2025 was set based on budgeted financial objectives approved by the Board of Directors for the year. The Compensation Committee then established several benchmark levels of performance in the plan to help guide determination of actual awards, and the benchmarks reflected in the table below were applicable to the consolidated financial objectives. The original targets and benchmarks for 2025 that were approved by the Compensation Committee were not adjusted during the year.
The structure of the 2025 Annual Cash Incentive Compensation Plan (ACIP) for the CEO is graphically presented below.
For our 2025 annual incentive program, the Compensation Committee simplified the program design and adopted two financial metrics that collectively were weighted at 75% for each of our NEOs, consolidated EBITDA (50%) and consolidated operating cash flow (25%). These financial metrics were intended to focus our executive officers on Company-wide profitability, cash flow generation and balance sheet management.
In 2025, we also continued to include safety metrics, representing a total of 10% of the annual incentive program for 2025, comprised of employee safety (Total Recordable Incident Rate (“TRIR”)) and risk reduction. The remaining 15% of the annual

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incentive program for 2025 for each of our NEOs consisted of Strategic Goals including rental revenue growth, rental fleet utilization and the successful implementation of company-wide ERP system.
Annual incentive plan performance measures and weightings applicable to our NEOs in 2025 are presented in the table below:
Annual Incentive Plan Weighting for 2025

Metric	Performance Measure Weighting – Percent of Target Opportunity Contingent Upon Each Performance Measure
Consolidated EBITDA (1)	50%
Operating Cash Flow (2)	25%
Safety: TRIR (3)	5%
Safety: Risk Reduction (4)	5%
Strategic Goals (5)	15%
(1)    Consolidated EBITDA is calculated from our audited financial statements by taking net income (loss) and adding back interest, taxes, depreciation and amortization. In accordance with the adjustment framework previously adopted by the Compensation Committee, additional adjustments were made and approved by the Compensation Committee. For such adjustments made for 2025, see footnote 6 to the “Pay Versus Performance” table below.
(2)    Operating Cash Flow is calculated from our audited financial statements as cash from operations.
(3)    TRIR is an industry standard measure of safety performance that is used to measure the frequency of a company’s recordable safety incidents. A lower TRIR indicates higher achievement of safety performance metrics.
(4)    Risk Reduction is calculated as the achievement of 90% resolution on all high-risk activities identified within the agreed-upon timeframe.
(5)    Strategic goals reflect specific objectives aligned to our long-term strategic plan, covering a variety of areas, and for 2025 included rental revenue growth, rental fleet utilization and the successful implementation of company-wide ERP system.

2025 Annual Incentive Results
Our annual cash incentive opportunities were earned as follows:

Corporate Performance
Metric	2025 Target	2025 Results	2025 Award Weighting	Performance as a Percent of Target	Payout as a Percent of Target
Consolidated EBITDA	$70 million	$75.7 million	50%	127%	64%
Operating Cash Flow	$51 million	$73 million	25%	200%	50%
Safety: TRIR	1.34	0.67	5%	200%	10%
Safety: Risk Resolution	90%	90%	5%	100%	5%
Strategic Goals (1)	NA	NA	15%	160%	24%
Total:			100%		153%
(1)    Scoring of strategic goals is assessed by the Compensation Committee following the end of the year and reflects a combination of quantitative and qualitative considerations.

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2025 Annual Incentive Payouts
Based on the above results of our annual incentive program for 2025, our NEOs each received the amounts listed in the table below:

	Actual Payout (as a % of target)	Actual Payout
Matthew S. Lanigan	153%	$1,150,494
Gregg S. Piontek	153%	$521,613
Lori A. Briggs	153%	$416,558
M. Celeste Frugé	153%	$389,940
Douglas L. White	153%	$193,239

LONG-TERM EQUITY INCENTIVES
Beginning in 2025, for all NEOs other than Mr. White, the Compensation Committee chose to allocate 50% of the 2025 targeted value of long-term incentives to performance-based restricted stock units and 50% to time-based restricted stock units. New for 2025, the performance-based equity awards will be settled in shares of the Company’s common stock upon vesting. The performance-based awards are to be earned 70% based on relative TSR and 30% based on our achievement of return on invested capital (RONCE) targets, in each case, as established by the Compensation Committee. Time-based restricted stock units continue to vest in annual installments over three years. Mr. White received 100% of his 2025 long-term incentive grant in the form of time-based restricted stock units, and as such is excluded from the following chart.

LONG-TERM EQUITY AWARDS - 2025
As described further above, in determining target award levels for each NEO the Compensation Committee considers market data for each NEO’s position provided by its compensation consultant as well as each NEO’s past performance, breadth of responsibilities, ability to contribute to our future success, growth and time in the current position, as well as the recommendation of the CEO for each NEO other than the CEO. For the CEO, the Compensation Committee considers the recommendation of its compensation consultant and also reviews the CEO’s performance with the Board Chair. The Compensation Committee believes that market competitive grants, along with three-year vesting requirements, are the most effective method of reinforcing the long-term nature of the incentive. The Compensation Committee reviews the value of previous awards and grants (whether vested or not) as well as the likelihood of achieving performance goals under previous awards and grants in determining the level of the current year’s awards and grants. The Compensation Committee considers the foregoing factors together and makes a subjective determination with respect to the target value of each NEO’s long-term incentive compensation. For 2025, each NEO’s long-term incentive as a percentage of base salary was unchanged from 2024.

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Long-Term Incentive Awards Granted in 2025

	Long-Term Incentive Target as Percent of Base Salary	2025 Total Award Value	Value of Restricted Stock Units at 50% of Award (1)	Number of Restricted Stock Units (2)	Target Value of Performance-Based Stock Units at 50% of Award (1)	Number of Performance-Based Restricted Stock Units (2)
Matthew S. Lanigan	330%	$2,488,200	$1,244,100	212,667	$1,244,100	212,667
Gregg S. Piontek	220%	$1,002,760	$501,380	85,706	$501,380	85,706
Lori A. Briggs	155%	$604,500	$302,250	51,667	$302,250	51,667
M. Celeste Frugé	125%	$465,466	$232,733	39,783	$232,733	39,783
Douglas L. White	55%	$175,000	$175,000	29,900	$—	—
(1) The time-based restricted stock unit and performance-based stock unit values reflected in the table above are targeted grant date values approved by the Compensation Committee and do not reflect any subsequent change in value with respect to such awards. As presented in the Summary Compensation Table, the grant date fair values of the time-based restricted stock unit and performance-based stock units were calculated in accordance with ASC Topic 718, with the TSR portion of the performance-based stock unit awards determined using a Monte-Carlo valuation model.  Consequently, the values presented in the Summary Compensation Table are higher than the values presented in this table.
(2) Consistent with the Company’s historical approach, the number of time- and performance-based restricted stock units granted was determined by dividing the targeted award value by the 30-day average stock price immediately prior to the date of grant of $5.85 per share.

TIME-BASED RESTRICTED STOCK UNITS
Consistent with our compensation philosophy, 50% of each NEO’s (other than Mr. White’s) target LTIP value was granted in the form of time-based restricted stock units. For Mr. White, 100% of his target LTIP award was in the form of time-based restricted stock units. The time-based restricted stock units vest ratably over a three-year period and encourage retention while directly aligning officer and shareholder interests.

PERFORMANCE-BASED RESTRICTED STOCK UNITS
A total of 50% of each NEO’s (excluding Mr. White) total 2025 long-term incentive target was granted in the form of performance-based restricted stock units. Although denominated and settled in shares, the performance metrics applicable to such awards were similar to historic performance-based cash awards granted prior to 2025 under the Long Term Incentive Plan. Relative TSR comprised 70% of the NEO performance-based stock unit award and the RONCE metric comprised 30% of the NEO performance-based stock unit award.

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TSR Payout Levels
For 2025 awards, NEOs can earn between 0% and 200% of the TSR portion of their target performance-based stock unit awards depending on our TSR performance relative to the approved peer group at the completion of a three-year performance period ending May 31, 2028.
The following table reflects the pay-out-levels for our three-year relative TSR portion of the performance-based equity awards:

	Below Threshold	Threshold	Target	Maximum
Relative TSR	< 25th percentile	25th percentile	50th percentile	≥ 90th percentile
Payout	0%	50%	100%	200%
If the Company’s absolute TSR over the performance period is negative, the payout is capped at 100% regardless of our relative performance. For 2025 awards, the following peer group applies, which is identical to the compensation peer group used in evaluating NEO compensation levels for 2025:

Ameresco, Inc.	DNOW, Inc.	Limbach Holdings, Inc.
Argan, Inc.	Enerpac Tool Group Corp.	Matrix Service Company
Civeo Corporation	Global Industrial Company	Myers Industries, Inc.
Columbus McKinnon Corporation	Great Lakes Dredge & Dock Corporation	Standex International Corporation
Concrete Pumping Holdings, Inc.	H&E Equipment Services, Inc.	Transcat, Inc.
Custom Truck One Source, Inc.	Insteel Industries, Inc.
RONCE Payout Levels
For 2025 awards, NEOs can earn between 0% and 200% of the RONCE portion of their target performance-based stock unit awards based on 2025, 2026 and 2027 average performance measured against pre-established three-year average annual RONCE targets established by the Compensation Committee at the start of the performance period.

	Below Threshold	Threshold	Target	Maximum
RONCE Result Compared to Target	< 75% of Target	75% of Target	100% of Target	125% of Target
Payout	0%	50%	100%	200%
For competitive reasons, the company does not disclose performance targets for in-cycle awards but will provide the threshold, target and maximum average annual RONCE goals after the completion of the performance period.

PERFORMANCE-BASED CASH AWARD PAYOUTS
In May 2022, Mr. Lanigan, Mr. Piontek and Ms. Briggs were granted performance cash awards under our Long Term Cash Incentive Plan, which could be earned from 0% to 200% of target based on our relative TSR performance. In June 2025, the Compensation Committee certified the final payout for these performance-based cash awards at 183% of target reflecting the Company’s relative TSR performance at the 85th percentile of the Company’s 2022 peer group over the three-year performance period ending May 31, 2025. As required be SEC disclosure rules, the entire value of these cash-based 2022 awards is included in the Summary Compensation Table below as compensation for the year ended December 31, 2025, despite the fact that the award was granted in 2022 and earned over a multi-year performance period.

2025 Payout
Matthew S. Lanigan	$2,189,138
Gregg S. Piontek	$882,298
Lori A. Briggs	$531,844
Ms. Frugé and Mr. White did not receive a 2022 performance-based cash award.

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Equity Grant Timing
The Compensation Committee and the independent members of the Board of Directors generally approve annual long-term equity awards for the Company’s executive officers, including each of the NEOs, at their regularly scheduled meetings in May of each year. Awards to non-executive employees are also typically granted in May. Although the Company does not currently grant stock options, employees may enroll to purchase shares of the Company’s common stock under the terms of the Amended and Restated Employee Stock Purchase Plan with purchases generally made in June and December using payroll deductions accumulated over the prior six-month period. In special circumstances, including the hiring or promotion of an individual or where the Compensation Committee or its authorized delegate otherwise determines it is in the best interest of the Company, the Company may approve grants to be effective at other times. The Company may change these incentive grant practices in the future. The Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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OTHER INDIRECT COMPENSATION ELEMENTS
Our employee benefits are designed to be competitive and to attract and retain employees.

Health and Welfare Benefits
We offer a standard range of health and welfare benefits to all employees, including executive officers. These benefits include the following: medical, prescription drug, vision and dental coverage, life, accidental death and dismemberment and travel accident insurance, short and long-term disability protection, an employee assistance plan, flexible spending accounts, and a health savings plan that includes an annual company contribution. In addition, we pay the cost of an annual physical for each executive officer, and executive officers have excess life insurance for which we pay the premiums.

Employee Stock Purchase Plan
We allow eligible employees, including executive officers, to purchase our common stock through payroll deductions under our Company’s Amended and Restated Employee Stock Purchase Plan. Our employees, including our executive officers, can set aside up to 10% of their paycheck to purchase up to a maximum of 2,000 shares at 85% of the fair market value of the stock on the first or last day, whichever is lower, of each six-month offering period.

401(k) Plan
We offer a defined contribution 401(k) plan to our U.S. employees, including our executive officers. The plan helps employees save for retirement, reduce current income taxes and defer income taxes on savings and investment income until retirement. The participants may contribute from 1% up to 50% of their base and cash incentive compensation. During 2025, NPK’s employer match was 100% of the first 4% of participants’ eligible pay deferral, and 50% match for the next 2% of eligible pay deferrals, for a total match of 5% for the first 6% of eligible pay. Employees vest in matching contributions 50% per completed year of service for two years.

Other Perquisites and Personal Benefits
We offer limited perquisites and personal benefits to our NEOs. Our CEO receives a $20,004 annual stipend in lieu of any car allowance or club memberships, and each of our other NEOs receives a car allowance as disclosed in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE-IN-CONTROL SEVERANCE BENEFITS

General
Each of Mr. Lanigan and Mr. Piontek has an employment agreement under which he is entitled to certain severance payments and benefits in connection with a termination of employment under certain circumstances. All of our NEOs are also participants in the Company’s U.S. Executive Severance Plan (the “Severance Plan”), which provides for severance benefits to the NEOs under certain circumstances. Upon a termination triggering benefits under both an employment agreement and the Severance Plan, the NEO will not receive duplicative benefits but instead will receive the better of the benefits set forth in the employment agreement or the Severance Plan.
Each of Mr. Lanigan and Mr. Piontek are also party to change-in-control agreements pursuant to which he may become eligible to receive certain change-in-control severance benefits. Our other NEOs, are eligible to receive change-in-control severance benefits under the Company’s Change in Control Plan (the “CIC Plan”). Mr. Lanigan will receive the better of the change-in-control severance benefits set forth in his change-in-control agreement or the CIC Plan, and Mr. Piontek is not eligible to receive change-in-control severance benefits under the CIC Plan due to having a change-in-control agreement providing for change-in-control severance benefits.
With the adoption of the Severance Plan and the CIC Plan, our Compensation Committee anticipates that future executive officers will not be offered employment agreements or change-in-control agreements.

Employment Agreement with Matthew S. Lanigan
Mr. Lanigan’s employment agreement with the Company (the “Lanigan Employment Agreement”), provides for his service as President and CEO, and automatically renews each March 1st for successive one-year periods, unless Mr. Lanigan’s employment is terminated by either party giving 60-days’ prior written notice. Under the Lanigan Employment Agreement,

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Mr. Lanigan’s employment with us may terminate (a) automatically upon his death or disability, (b) at Mr. Lanigan’s election upon 30-days’ prior written notice to us for “Good Reason” (as defined in the Lanigan Employment Agreement) or Mr. Lanigan’s voluntary resignation at his election without Good Reason, (c) by us for “Cause” (as defined in the Lanigan Employment Agreement), (d) by us without Cause or (e) with 60-days’ prior written notice given by us or Mr. Lanigan in advance of the expiration of any successive employment terms under the Lanigan Employment Agreement.
The Lanigan Employment Agreement entitles Mr. Lanigan to participate in the Severance Plan as a Tier 1 participant and entitles him to receive the change-in-control severance benefits available to Tier 1 participants as set forth in the CIC Plan. Because such benefits are greater than those provided under the Mr. Lanigan’s employment agreement, Mr. Lanigan is entitled to severance benefits per the terms of the Severance Plan.

Employment Agreement with Gregg S. Piontek
Mr. Piontek is party to an employment agreement with us (the “Piontek Employment Agreement”) under which he currently serves as Senior Vice President and CFO. The term of the Piontek Employment Agreement automatically renews each November 1st for successive one-year periods, unless Mr. Piontek’s employment is terminated by either party giving 60 days’ prior written notice. Under the Piontek Employment Agreement, as amended, Mr. Piontek’s employment with us may terminate (a) automatically upon his death or disability, (b) at Mr. Piontek’s election upon 30-days’ prior written notice to us for “Good Reason” (as defined in the Piontek Employment Agreement) or Mr. Piontek’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined in the Piontek Employment Agreement), (d) by us without Cause or (e) with 60-days’ prior written notice given by us or Mr. Piontek in advance of any successive employment terms under the Piontek Employment Agreement. Because such benefits are greater than those provided under Mr. Piontek’s employment agreement, Mr. Piontek is entitled to severance benefits per the terms of the Severance Plan.

Change in Control Agreements and CIC Plan
Our Compensation Committee believes change-in-control benefits help to motivate management to seek out change in control transactions that would be in the best interests of our stockholders, secure the continued dedication of our NEOs and management team prior to or following a change in control of our Company and promote continuity of management during a corporate transaction. Each of our NEOs would have been entitled to receive change-in-control benefits had a change in control occurred on December 31, 2025. Receipt of the benefits by the executives is conditioned on a change in control of our Company and the termination of employment of the executive under certain circumstances described below (often referred to as a “double-trigger”).
CIC Plan Benefits (applicable to Mr. Lanigan, Ms. Briggs, Ms. Frugé, and Mr. White)
Benefits under the CIC Plan are determined based on the officer’s tier level under the plan. Tier 1 includes only Mr. Lanigan, Tier 2 includes Mr. Piontek, Ms. Briggs and Ms. Frugé, and Tier 3 included Mr. White prior to his termination of employment. Upon a qualifying termination (as defined in the CIC Plan, which generally includes a termination without cause or resignation for good reason) within the period beginning 60 days prior to a change-in-control (as defined in the CIC Plan) and ending two years thereafter, these NEOs would be entitled to:
•Cash Severance. A lump sum payment in an amount equal to two times (three times for Mr. Lanigan) the sum of (i) the executive’s base salary, plus (ii) the target bonus the executive would be entitled to under the Amended and Restated Annual Cash Incentive Plan for the fiscal year immediately preceding the change-in-control event.
•Pro Rata Bonus. A prorated annual bonus (at target level) through the date of termination.
•Long-Term Incentives. Full vesting of all incentive awards (with performance awards deemed earned based on target performance; however, the 2024 performance-based cash awards and 2025 performance-based RSUs provide for vesting at greater of target or actual performance) outstanding as of the date of the change in control.
•Health Benefits. Continued medical coverage for a period of 24 months for Ms. Briggs and Ms. Frugé and 18 months for Mr. White. (36 months for Mr. Lanigan).
•PTO. Payment of all accrued but unpaid paid time off as of the termination date.
•Outplacement Services. Outplacement benefits for up to two years at a value not to exceed $25,000.
CIC Agreement (applicable to Mr. Piontek)
Under Mr. Piontek’s legacy individual Change-in-Control Agreement (the “CIC Agreement”), Mr. Piontek is entitled to the following upon a termination without cause or a resignation for good reason (each as defined in the CIC Agreement) during the period from the date that the Company first has knowledge of a potential change in control (as defined in the CIC Agreement) through two years following the closing of such change in control:

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•Cash Severance. A lump sum payment in an amount equal two times the sum of: (i) Mr. Piontek’s base salary, plus (ii) the higher of (x) the target bonus Mr. Piontek would be entitled to under the Amended and Restated Annual Cash Incentive Plan for the fiscal year preceding the termination or (y) the highest bonus received by Mr. Piontek under the incentive plan in the two fiscal years immediately preceding the change of control event.
•Pro Rata Bonus. A prorated annual bonus (at target level) through the date of termination.
•Long-Term Incentives. Full vesting of all outstanding options, restricted stock (whether time or performance-based), and deferred compensation.
•Benefits. Continuation of life insurance, medical and dental health benefits, and disability benefits for 24 months.
•Outplacement Services. Outplacement benefits for up to two years at a value not to exceed $5,000.
Total change-in-control benefits payable to Mr. Piontek will be limited in accordance with the terms of the CIC Plan and incentive award arrangements under the 2015 Plan in certain cases to mitigate the adverse impact of the golden parachute excise tax under Section 4999 of the Internal Revenue Code on Mr. Piontek.

Severance Plan
Severance benefits under the Severance Plan are determined based on the officer’s tier level under the plan. Tier 1 includes only Mr. Lanigan, Tier 2 includes Mr. Piontek, Ms. Briggs, and Ms. Frugé, and Tier 3 included Mr. White prior to his termination of employment. Upon a Qualifying Termination (as defined in the Severance Plan), the NEO would be entitled to receive the better of the severance benefits set forth in their employment agreement (if applicable) and the following severance benefits as set forth in the Severance Plan:
a.Cash Severance. A lump sum cash payment equal to two times, one times or 75% of the participant’s base salary and target annual bonus as of the date of termination for a Tier 1, Tier 2 and Tier 3 participant, respectively.
b.Pro Rata Bonus. The participant’s target bonus under the Company’s annual bonus plan, pro-rated to reflect the participant’s base salary earned during the year in which the Qualifying Termination occurs.
c.Time-Based Incentives. Any time-based equity or long-term cash award that would have otherwise vested during the year following the termination of employment would vest pro-rata, based on the period the participant remained employed following the most recent vesting date, to the extent such awards would have otherwise vested during the 12-month period following the date of termination. To the extent a time-based award was granted as an inducement grant, it would vest in full on the date of termination. The exercise period of any stock option, stock appreciation right or similar award would expire on the second anniversary of the date of termination (or any longer period set forth in the award agreement) or, if sooner, the original expiration date of the award.
d.Performance-Based Incentives. Any performance-based awards (excluding annual bonus awards) granted to the participant more than one year prior to the date of termination that remain outstanding as of the date of termination will vest based on actual performance results, to the extent they do not exceed the target performance level (however the 2025 performance-based restricted stock units do not include this target limitation), and pro-rated to reflect the period the participant remained employed during the performance period. Performance-based incentive awards granted to the participant within one year prior to the termination date would be forfeited.
e.Health Benefits. A lump sum payment equal to 18 months of the COBRA cost of health and welfare coverage for such participant, based on the level of coverage in effect as of the date of termination.
f.Outplacement Services. Outplacement services for up to two years with a maximum value of $25,000.

Retirement, Disability and Death
Under our Amended and Restated Annual Cash Incentive Plan, participants who terminate employment as a result of death or disability during the performance period are eligible to receive a pro-rata target award upon plan administrator approval. Participants who terminate as a result of death or disability after the end of the performance period and prior to the payment of annual bonuses for the year, remain entitled to their earned bonus for the year. Under our Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) and our 2015 Plan, upon termination of employment by reason of death or permanent disability, (i) all vested options outstanding may be exercised in full at any time prior to the original expiration date of the option; (ii) performance-based cash awards remain outstanding and eligible to vest in full; (iii) outstanding RSUs fully accelerate; and (iv) (A) if death or permanent disability occurs prior to the end of the performance period, outstanding performance-based restricted stock units continue to vest on the applicable vesting schedule with performance deemed achieved at target or (B) if death or permanent disability occurs after the end of such performance period but prior to settlement, such units are earned based on actual performance.

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Under our Amended and Restated Annual Cash Incentive Plan, participants who experience a qualifying retirement remain eligible to receive their annual incentive in the event of a termination of employment prior to the payment of bonuses for the year. Under our 2015 Plan, upon a qualifying retirement; (i) all vested options outstanding may be exercised in full at any time prior to the original expiration date of the option; (ii) performance-based cash awards granted in 2024 remain outstanding and eligible to vest in full; (iii) performance-based stock units continue to vest on the applicable vesting schedule with performance deemed at target; and (iv) outstanding RSUs continue to vest on the applicable vesting schedule.
Under the Annual Cash Incentive Plan and equity award agreements, a qualifying retirement generally occurs upon a participant’s termination of employment after attaining at least age 60 at a time when the officer’s age and years of continuous service is at least 70. Under the Annual Cash Incentive Plan, the officer must provide at least 6 months’ advance notice of retirement, unless waived by the Company.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee of the Board of Directors

Roderick A. Larson (Chair)
Joseph A. Cutillo
Michael A. Lewis
Claudia M. Meer
John C. Mingé

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding the compensation of our NEOs during 2025, 2024, and 2023.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Matthew S. Lanigan President and Chief Executive Officer	2025	$754,000	$—	$4,058,537	$3,339,632	$43,991	$8,196,160
	2024	$746,751	$—	$1,301,729	$1,271,277	$43,566	$3,363,323
	2023	$725,000	$—	$1,169,198	$1,045,830	$36,399	$2,976,427
Gregg S. Piontek Senior Vice President and Chief Financial Officer	2025	$455,800	$—	$1,635,613	$1,403,911	$39,286	$3,534,610
	2024	$451,425	$—	$524,605	$1,180,253	$36,860	$2,193,143
	2023	$438,300	$500,000	$471,227	$714,958	$36,120	$2,160,605
Lori A. Briggs Executive Vice President, Business Operations	2025	$390,000	$—	$986,013	$948,402	$37,331	$2,361,746
	2024	$386,250	$—	$316,247	$229,890	$37,440	$969,827
	2023	$375,000	$—	$284,052	$308,771	$33,744	$1,001,567
M. Celeste Frugé Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2025	$365,079	$—	$759,218	$389,940	$35,181	$1,549,418
	2024	$339,900	$—	$224,433	$197,394	$34,931	$796,658
	2023	$311,367	$—	$201,588	$206,568	$26,299	$745,822
Douglas L. White (5) Former Vice President, Chief Accounting Officer and Treasurer	2025	$316,608	$—	$252,655	$193,239	$31,534	$794,036
	2024	$313,932	$152,950	$182,784	$104,179	$31,331	$785,176
(1)Reflects cash retention incentives vested and paid out during the respective years.
(2)Dollar amount reported reflects the aggregate grant date fair value of time-based and, for 2025, performance-based restricted stock units granted in the year, in each case calculated in accordance with ASC Topic 718. See Note 12, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for the relevant assumptions used in the calculation of these amounts.
In 2025, we transitioned from performance-based cash awards to performance-based restricted stock units. Because SEC disclosure rules require reporting cash-based awards for the year earned and stock-based awards in the year granted, total compensation for 2025 appears higher than in prior years. This is a reflection of the applicable reporting requirements and does not reflect any increase in total target compensation levels approved by the Compensation Committee for 2025.
The ASC Topic 718 values of the performance-based stock units granted in 2025 are shown in the table above, which amounts are less than the maximum value of such awards. Assuming maximum performance, the grant date value of the 2025 stock awards would have been as follows: Mr. Lanigan - $5,391,108; Mr. Piontek - $2,172,647; Ms. Briggs - $1,309,758; and Ms. Frugé - $1,008,499.
(3)The amounts shown for “Non-Equity Incentive Plan Compensation” are detailed in the table below and reflect amounts earned under our Annual Cash Incentive Plan and long-term performance-based cash incentive awards (which were granted prior to 2025). The Annual Cash Incentive Plan amounts were earned in 2025, 2024 and 2023. The performance-based cash awards were granted in May 2022, May 2021 and May 2020 and vested and paid out in 2025, 2024 and 2023, respectively, based on the Company’s relative TSR within a specified peer group over a three-year performance period. The performance-based cash award granted to Mr. Lanigan in May 2022 and earned in 2025 reflected his first award granted following his appointment as Chief Executive Officer.

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Name	Year	Annual Cash Incentive Plan	Performance-Based Cash Awards	Total
Matthew S. Lanigan	2025	$1,150,494	$2,189,138	$3,339,632
	2024	$619,529	$651,748	$1,271,277
	2023	$785,964	$259,866	$1,045,830
Gregg S. Piontek	2025	$521,613	$882,298	$1,403,911
	2024	$280,888	$899,365	$1,180,253
	2023	$356,365	$358,593	$714,958
Lori A. Briggs	2025	$416,558	$531,844	$948,402
	2024	$229,890	$—	$229,890
	2023	$308,771	$—	$308,771
M. Celeste Frugé	2025	$389,940	$—	$389,940
	2024	$197,394	$—	$197,394
	2023	$206,568	$—	$206,568
Douglas L. White	2025	$193,239	$—	$193,239
	2024	$104,179	$—	$104,179
(4)The amounts shown for “All Other Compensation” for year 2025 are detailed in the table below.

	Matthew S. Lanigan	Gregg S. Piontek	Lori A. Briggs	M. Celeste Frugé	Douglas L. White
Car Allowance (Annual stipend for CEO)	$20,004	$15,600	$15,600	$15,600	$12,000
Life Insurance Premiums	4,337	4,036	2,081	2,081	2,034
Matching Contributions under 401(k) Plan	17,500	17,500	17,500	17,500	17,500
Executive Physicals	2,150	2,150	2,150	—	—
Total	$43,991	$39,286	$37,331	$35,181	$31,534
(5)Mr. White was not an NEO during 2023 and stepped down as our Chief Accounting Officer effective November 10, 2025. He continued to serve as a non-executive employee through March 2, 2026, at which time his employment was terminated.

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GRANTS OF PLAN-BASED AWARDS
The following table sets forth information with respect to plan-based awards granted to our NEOs during 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards (1)
Name	Grant Date	Threshold	Target	Maximum
Matthew S. Lanigan		$377,000	$754,000	$1,508,000	(2)	—		—
	5/14/2025	—	—	—		212,667	(3)	$1,797,036
	5/14/2025	—	—	—		212,667	(4)	$2,261,501
Gregg S. Piontek		$170,925	$341,850	$683,700	(2)	—		—
	5/14/2025	—	—	—		85,706	(3)	$724,216
	5/14/2025	—	—	—		85,706	(4)	$911,397
Lori A. Briggs		$136,500	$273,000	$546,000	(2)	—		—
	5/14/2025	—	—	—		51,667	(3)	$436,586
	5/14/2025	—	—	—		51,667	(4)	$549,427
M. Celeste Frugé		$130,330	$260,660	$521,320	(2)	—		—
	5/14/2025	$—	$—	$—		39,783	(3)	$336,166
	5/14/2025	—	—	—		39,783	(4)	$423,052
Douglas L. White		$63,322	$126,643	$253,286	(2)	—		—
	5/15/2025	—	—	—		29,900	(3)	$252,655
(1)    Dollar amount reported reflects the grant date fair value calculated in accordance with ASC Topic 718. See Note 12, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for the relevant assumptions used to determine the valuation of our stock awards.
(2)    Represents threshold, target and over-achievement payout levels under our Amended and Restated Annual Cash Incentive Plan for 2025. Possible payout levels shown under this performance-based plan for 2025 were based on base salary actually paid for the year. See “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and accompanying footnote for the amount actually earned by each NEO for 2025 performance. Note that performance is assessed separately for each metric included in the Annual Cash Incentive Plan for 2025.
(3)    Represents time-based restricted stock units granted under the 2015 Plan. The awards vest in equal installments over three years.
(4)    Represents performance-based stock units granted under the 2015 Plan. A total of 70% of the targeted award value will vest based on our relative ranking of our total shareholder return (“TSR”) as compared to the TSR of our designated peer group and 30% will vest based on our consolidated average annual return on net capital employed (“RONCE”), each measured over a three-year performance period. The TSR portion of the performance-based restricted stock units had a grant-date fair value of $11.57 per share using a Monte-Carlo valuation model, while the RONCE portion of the performance-based restricted stock units had a grant-date fair value of $8.45 per share. The potential payout ranges from 0% to 200% of the target units granted. TSR performance for the 2025 grants will be determined based upon the Company’s and peer group’s average closing share price for the 30 calendar day period ending May 31, 2028, adjusted for dividends, as compared to the 30 calendar day period ending June 1, 2025. RONCE performance for the 2025 grants will be determined based upon the Company’s average three-year RONCE performance for the fiscal years ending December 31, 2025, 2026 and 2027.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information regarding the outstanding stock options, time-based restricted stock units, and performance-based restricted stock units held by our NEOs on December 31, 2025.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Matthew S. Lanigan	—	—	—	100,188	(2)	$1,194,241
	—	—	—	112,997	(3)	$1,346,924
	—	—	—	212,667	(4)	$2,534,991
	—	—	—	425,334	(5)	$5,069,982
Gregg S. Piontek	73,590	$4.32	5/19/2026	—		$—
	—	—	—	40,379	(2)	$481,318
	—	—	—	45,538	(3)	$542,813
	—	—	—	85,706	(4)	$1,021,616
	—	—	—	171,412	(5)	$2,043,232
Lori A. Briggs	—	—	—	24,340	(2)	$290,133
	—	—	—	27,452	(3)	$327,228
	—	—	—	51,667	(4)	$615,871
	—	—	—	103,334	(5)	$1,231,742
M. Celeste Frugé	12,193	$4.32	5/19/2026	—		$—
	—	—	—	17,274	(2)	$205,906
	—	—	—	19,482	(3)	$232,225
	—	—	—	39,783	(4)	$474,213
	—	—	—	79,566	(5)	$948,426
Douglas L. White	17,862	4.32	5/19/2026	—		$—
	—	—	—	14,666	(2)	$174,819
	—	—	—	15,866	(3)	$189,123
	—	—	—	29,900	(4)	$356,408

(1)The market value of the time-based restricted stock units and performance-based restricted stock units based upon the closing price of our common stock of $11.92 per share, as reported by the NYSE on December 31, 2025.
(2)These time-based restricted stock units vest on June 1, 2026. In connection with his termination, Mr. White vested in a pro-rata portion of such units.
(3)These time-based restricted stock units vest ratably on June 1, 2026 and June 1, 2027. In connection with his termination, Mr. White vested in a pro-rata portion of such units that would have otherwise vested on June 1, 2026.
(4)These time-based restricted stock units vest ratably on June 1, 2026, June 1, 2027 and June 1, 2028. In connection with his termination, Mr. White vested in a pro-rata portion of such units that would have otherwise vested on June 1, 2026.
(5)These 2025 performance-based restricted stock units vest in 2028 on the performance certification date following the end of the applicable performance period. As required under SEC rules, the awards are shown above based on maximum performance.

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OPTION EXERCISES AND STOCK VESTED
The following table sets forth information for the NEOs with respect to vesting of time-based restricted stock units and the exercise of stock options in 2025.

	Option Awards		Stock Awards
Name	Number of Share Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Matthew S. Lanigan	69,896	$420,965	265,338	$2,146,585
Gregg S. Piontek	—	$—	106,939	$865,137
Lori A. Briggs	—	$—	64,462	$521,498
M. Celeste Frugé	—	$—	44,348	$358,776
Douglas L. White	—	$—	39,934	$323,066
(1)Dollar values realized are calculated as the difference between the market price of the underlying securities at exercise date and the exercise price of the options, multiplied by the number of options exercised, and do not reflect proceeds actually received by the NEO.
(2)Dollar values realized are calculated by multiplying the market price of our common stock on the vesting date by the number of units vested, and do not reflect the proceeds actually received by the NEO.

Potential Payments Upon Termination
The tables that follow reflect the amount of compensation that would have been payable as of December 31, 2025, upon the executive’s resignation for good reason or termination without cause, such a termination in connection with a change in control, or termination in the event of death or disability. The amounts shown are estimates and assume that the termination was effective on December 31, 2025 and thus include amounts earned through that time. The amounts do not include compensation to which the NEO was otherwise entitled, such as previously vested equity awards. The value of the equity compensation awards was based on the closing price of our common stock of $11.92 per share on December 31, 2025. The actual amounts to be paid out can only be determined at the time of the executive’s separation from us. In the event of death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the authority to pay (in full or on a pro-rated basis) the amount the employee would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables that follow. In light of his termination of employment, we have also provided the actual amounts paid to Mr. White in connection with his termination of employment on March 2, 2026.

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Matthew S. Lanigan

Executive Compensation and Benefits	Resignation for Good Reason or Termination without Cause on 12/31/25	Resignation for Good Reason or Termination without Cause in Connection with Change in Control 12/31/25	Termination due to Disability on 12/31/25	Termination due to Death on 12/31/25
Cash Compensation:
Cash Severance	$3,016,000	$4,524,000	$452,400	$—
Pro-Rata Annual Incentive	$754,000	$754,000	$754,000	$754,000
Long-term Incentives:
Performance-Based Cash Awards	$1,699,652	$2,440,350	$2,440,350	$2,440,350
Time-Based Restricted Stock Units	$1,583,031	$5,076,156	$5,076,156	$5,076,156
Performance-Based Restricted Stock Units		$2,534,991	$2,534,991	$2,534,991
Benefits and Perquisites:
Outplacement	$25,000	$25,000	$—	$—
Health & Welfare Benefits (1)	$—	$—	$—	$—
Life Insurance Proceeds	$—	$—	$—	$1,500,000
Disability Benefits per year (2)	$—	$—	$120,000	$—
Total	$7,077,683	$15,354,497	$11,377,897	$12,305,497
(1) Mr. Lanigan was not enrolled in our health and welfare benefit plans as of December 31, 2025.
(2)   Long-term disability benefits per year until the earlier of no longer disabled or Social Security retirement age.

Gregg S. Piontek

Executive Compensation and Benefits	Resignation for Good Reason or Termination without Cause on 12/31/25	Resignation for Good Reason or Termination without Cause in Connection with Change in Control 12/31/25	Termination due to Disability on 12/31/25	Termination due to Death on 12/31/25
Cash Compensation:
Cash Severance	$797,650	$1,624,328	$273,480	$—
Pro-Rata Annual Incentive	$341,850	$341,850	$341,850	$341,850
Long-term Incentives:
Performance-Based Cash Awards	$685,000	$983,510	$983,510	$983,510
Time-Based Restricted Stock Units	$637,988	$2,045,746	$2,045,746	$2,045,746
Performance-Based Restricted Stock Units		$1,021,616	$1,021,616	$1,021,616
Benefits and Perquisites:
Outplacement	$25,000	$5,000	$—	$—
Health & Welfare Benefits	$26,082	$34,776	$—	$—
Life Insurance	$—	$8,073	$—	$—
Life Insurance Proceeds	$—	$—	$—	$1,368,000
Disability Benefits per year (1)	$—	$—	$120,000	$—
Total	$2,513,570	$6,064,899	$4,786,202	$5,760,722
(1)   Long-term disability benefits per year until the earlier of no longer disabled or Social Security retirement age.

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Lori A. Briggs

Executive Compensation and Benefits	Resignation for Good Reason or Termination without Cause on 12/31/25	Resignation for Good Reason or Termination without Cause in Connection with Change in Control 12/31/25	Termination due to Disability on 12/31/25	Termination due to Death on 12/31/25
Cash Compensation:
Cash Severance	$663,000	$1,326,000	$234,000	$—
Pro-Rata Annual Incentive	$273,000	$273,000	$273,000	$273,000
Long-term Incentives:
Performance-Based Cash Awards	$412,925	$592,875	$592,875	$592,875
Time-Based Restricted Stock Units	$384,586	$1,233,231	$1,233,231	$1,233,231
Performance-Based Restricted Stock Units		$615,871	$615,871	$615,871
Benefits and Perquisites:
Outplacement	$25,000	$25,000	$—	$—
Health & Welfare Benefits	$34,432	$45,909	$—	$—
Life Insurance	$—	$—	$—	$—
Life Insurance Proceeds	$—	$—	$—	$500,000
Disability Benefits per year (1)	$—	$—	$120,000	$—
Total	$1,792,943	$4,111,886	$3,068,977	$3,214,977
(1)   Long-term disability benefits per year until the earlier of no longer disabled or Social Security retirement age.
M. Celeste Frugé

Executive Compensation and Benefits	Resignation for Good Reason or Termination without Cause on 12/31/25	Resignation for Good Reason or Termination without Cause in Connection with Change in Control 12/31/25	Termination due to Disability on 12/31/25	Termination due to Death on 12/31/25
Cash Compensation:
Cash Severance	$633,032	$1,266,065	$223,423	$—
Pro-Rata Annual Incentive	$260,660	$260,660	$260,660	$260,660
Long-term Incentives:
Performance-Based Cash Awards	$293,044	$420,750	$420,750	$420,750
Time-Based Restricted Stock Units	$280,162	$912,345	$912,345	$912,345
Performance-Based Restricted Stock Units		$474,213	$474,213	$474,213
Benefits and Perquisites:
Outplacement	$25,000	$25,000	$—	$—
Health & Welfare Benefits	$32,305	$43,074	$—	$—
Life Insurance Proceeds	$—	$—	$—	$500,000
Disability Benefits per year (1)	$—	$—	$120,000	$—
Total	$1,524,203	$3,402,107	$2,411,391	$2,567,968
(1)   Long-term disability benefits per year until the earlier of no longer disabled or Social Security retirement age.

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Douglas L. White
Set forth below are the payments and benefits provided to Mr. White in connection with his termination of employment on March 2, 2026. Such termination was a Qualifying Termination under the Severance Plan.

Executive Compensation and Benefits
Cash Compensation:
Cash Severance	$237,456
Pro-Rata Annual Incentive	$20,818
Long-term Incentives:
Time-Based Restricted Stock Units(1)	$352,756
Benefits and Perquisites:
Outplacement	$25,000
Health & Welfare Benefits	$40,103
Total	$676,133

(1) Value based upon the closing price of our common stock of $14.43 per share as reported by the NYSE on February 27, 2026, the closing price on the date prior to Mr. White’s termination date.

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CEO PAY RATIO
The following information presents the ratio between the total annual compensation paid to our median compensated employee and the total annual compensation paid to our CEO. The ratio was determined based on a reasonable estimate in a manner consistent with applicable SEC rules. Pay ratio disclosures involve a degree of imprecision due to methodologies and compensation practices that may not be consistent across other companies; therefore, the pay ratio disclosed below may not be comparable to the pay ratio reported by other companies.
The methodology used to determine the median employee for the CEO pay ratio is discussed below.
For 2025, our most recent completed fiscal year:
•The annual total compensation of the median employee identified was $83,965 and
•The annual total compensation of Mr. Lanigan was $8,196,160;
Based on this information, our CEO pay ratio was 98:1 for 2025.
Median Compensated Employee Identification Methodology. We identified a new median employee for our CEO pay ratio disclosure this year. To identify our median compensated employee, we used the following methodology, material assumptions and estimates:
•Measurement Date. The date used to identify the median employee was December 31, 2025. Given our more limited global workforce, we shifted to a December 31 identification date whereas prior years we had used December 1 as our median employee identification date given the time needed to compile necessary information.
•Excluded Employees. We considered 514 employees in 3 countries, but excluded our workforce in Brazil, which includes only 1 employee (or approximately 0.2% of our global workforce) and 54 employees that joined the company as a result of our acquisition of Grassform in the United Kingdom, which we completed in November of 2025.
•Consistently Applied Compensation Measure. We use a variety of pay elements to structure compensation of our global workforce. For purposes of identifying the median employee, rather than using annual total compensation, we selected base pay for the period of January 1, 2025 through December 31, 2025, which includes base salary or wages and overtime pay, as our consistently applied compensation measure. Foreign salaries were converted to U.S. dollars using the 2025 average annual exchange rate.
Median Employee’s Annual Total Compensation. After identifying the median employee for 2025 based on the process described above, we combined all of the elements of that employee’s compensation for 2025 in accordance with Item 402(c)(2)(x) of Regulation S-K.

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PAY VERSUS PERFORMANCE
We provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules), and certain Company performance for the fiscal years listed below. You should refer to “Compensation Discussion and Analysis” in this proxy statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.
When referring to the CEO, the following table presents Mr. Lanigan for 2025, 2024 and 2023, Mr. Lanigan and Mr. Paul Howes for 2022, and Mr. Howes for 2021. Effective February 28, 2022, Mr. Howes retired as Chief Executive Officer, and effective March 1, 2022, Mr. Lanigan was appointed President and Chief Executive Officer. The 2022 amounts shown for Mr. Lanigan represent total compensation for the full year, even though he was CEO for only a portion of the year.

Year	Summary Compensation Table Total for CEO - Lanigan (1)	Summary Compensation Table Total for CEO - Howes (1)	Compensation Actually Paid to CEO - Lanigan (2)	Compensation Actually Paid to CEO - Howes (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)
2025	$8,196,160	N/A	$11,517,926	N/A	$2,059,953	$2,810,426
2024	$3,363,323	N/A	$4,185,437	N/A	$1,218,312	$1,431,079
2023	$2,976,427	N/A	$4,498,960	N/A	$1,463,639	$1,811,862
2022	$3,045,909	$1,545,166	$3,448,269	$2,504,293	$1,402,178	$1,692,685
2021	N/A	$3,830,170	N/A	$4,308,180	$1,314,128	$1,501,135

	Value of Initial Fixed $100 Investment Based On:		(in thousands)
Year	TSR (4)	Peer Group TSR (5)	Net Income (Loss)	Consolidated EBITDA (6)
2025	$620.83	$200.49	$38,939	$75,706
2024	$399.48	$176.18	$(150,262)	$100,017
2023	$345.83	$150.38	$14,516	$80,734
2022	$216.15	$114.06	$(20,834)	$66,715
2021	$153.13	$125.90	$(25,526)	$39,352
(1)  The dollar amounts shown represent the total compensation reported for our CEO, Mr. Lanigan for 2025, 2024 and 2023, Mr. Lanigan and Mr. Howes for 2022, and Mr. Howes for 2021, in the Summary Compensation Table.
(2)  To calculate “Compensation Actually Paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. “Compensation Actually Paid” does not necessarily represent cash and/or equity value paid to or earned by the applicable NEO, but rather is a value calculated under applicable SEC rules. In accordance with SEC requirements, the following adjustments were made to the applicable NEO’s total compensation for 2025 to determine the “Compensation Actually Paid”:

Year	Executive(s)	Summary Compensation Table Total	Reported Value of Equity Awards (A)	Equity Award Adjustments (B)	Compensation Actually Paid
2025	CEO - Lanigan	$8,196,160	$(4,058,537)	$7,380,303	$11,517,926
	Non-CEO NEOs (Average)	$2,059,953	$(908,375)	$1,658,848	$2,810,426
(A)  Represents the grant date fair value of the equity awards, as reported in the “Stock Awards” column in the Summary Compensation Table for the year.
(B)  Represents the year-over-year change in the fair value of equity awards, as itemized in the tables below. With respect to equity award adjustments for each applicable year as disclosed in the table above, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. No awards vested in the year they were granted, and no awards were forfeited in any of the covered years. There were no dividends or other earnings paid on stock or option awards in any applicable year.

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Equity Award Adjustments for CEO - Lanigan	2025
Year-end fair value of outstanding and unvested equity awards granted in the year	$6,362,824
Plus (Less): Year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	906,036
Plus (Less): Change in fair value from last day of prior year to vesting date for equity awards granted in prior years that vested in the year	111,443
Total Equity Award Adjustments	$7,380,303

Equity Award Adjustments for Non-CEO NEOs (Average)	2025
Year-end fair value of outstanding and unvested equity awards granted in the year	$1,414,192
Plus (Less): Year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	217,809
Plus (Less): Change in fair value from last day of prior year to vesting date for equity awards granted in prior years that vested in the year	26,847
Total Equity Award Adjustments	$1,658,848
(3) Reflects compensation information for our NEOs, other than our CEO. For 2025, reflects compensation information for Mr. Piontek, Ms. Briggs, Ms. Frugé and Mr. White. For 2024, reflects compensation information for Mr. Piontek, Mr. Paterson, Ms. Frugé, Ms. Briggs and Mr. White. For 2023 and 2022, reflects compensation information for Mr. Piontek, Mr. Earle, Mr. Paterson and Ms. Briggs. For 2021, reflects compensation information for Mr. Lanigan, Mr. Piontek, Mr. Earle and Mr. Paterson.
(4) Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.
(5) The Peer Group TSR set forth in this table utilizes the comparison index which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Reports, the S&P SmallCap 600 Capped Industrials Index. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the peer group index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(6) See below for a reconciliation of Consolidated EBITDA, as adjusted by the Compensation Committee, to net income (loss), the most directly comparable GAAP financial measure for the year ended December 31, 2025. Included in the table is a reconciliation to Adjusted EBITDA. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. For such reconciliation for the year ended December 31, 2023, and December 31, 2024, please see footnote 6 to our Pay Versus Performance Table in our 2024 Proxy Statement and our 2025 Proxy respectively, and for reconciliations for the years ended December 31, 2022 and December 31, 2021 please see footnote 6 to our Pay Versus Performance Table in our 2023 Proxy Statement.

Consolidated	12 Months Ended
(In thousands)	December 31, 2025
Net income (GAAP)	$38,939
Interest expense, net	(15)
Benefit for income taxes	9,475
Depreciation and amortization	25,537
EBITDA (non-GAAP)	73,936
Income from discontinued operations	(764)
Acquisition-related transaction costs	1,088
Severance costs	1,218
Adjusted EBITDA (non-GAAP)	75,478
Other adjustments for the Annual Cash Incentive Plan	228
Consolidated EBITDA, as adjusted by the Compensation Committee (non-GAAP)	$75,706

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Financial Performance Measures
As described in greater detail under “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a performance-based pay philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders.
The following table presents the financial performance measures that the Company considers the most important in linking Compensation Actually Paid to our CEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Most Important Financial Performance Measures
Consolidated Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
Operating Free Cash Flow
Consolidated Return on Net Capital Employed (RONCE)
Relative Total Shareholder Return
Description of Certain Relationships between Information Presented in the Pay Versus Performance Table
As described in greater detail under “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a performance-based pay philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
As previously disclosed, in 2025 we transitioned from performance-based cash awards to performance-based restricted stock units. Because SEC disclosure rules require reporting cash-based awards for the year earned and stock-based awards in the year granted, total compensation for 2025 appears higher than in prior years. This is a reflection of the applicable reporting requirements and does not reflect any increase in total target compensation levels approved by the Compensation Committee for 2025.

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Alignment of Compensation Actually Paid and Total Shareholder Return (TSR)
The following graph sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs and the Company’s cumulative TSR over the three most recently completed fiscal years. The graph also sets forth a comparison of the Company’s cumulative TSR over the five most recently completed fiscal years and the cumulative TSR of the Company’s peer group over the same period.

Alignment of Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Net Income (Loss) during the five most recently completed fiscal years.
On September 13, 2024, we completed the sale of the equity interests in one of our subsidiaries which held substantially all of the Company’s Fluids Systems segment to the Purchaser. In connection with the Sale Transaction, we recognized an estimated pre-tax loss on sale of $195.7 million in the third quarter of 2024, which includes a $59.5 million non-cash charge for the reclassification of cumulative foreign currency translation losses related to Fluids Systems.

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Alignment of Compensation Actually Paid and Consolidated EBITDA, as adjusted by the Compensation Committee
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Consolidated EBITDA, as adjusted by the Compensation Committee, over the five most recently completed fiscal years.
(1) For the purposes of determining annual performance-based incentive compensation during periods that include business unit divestitures, adjustments include the addition of budgeted business unit performance of divested entities for the portion of the performance year from date of divestiture to the end of the year, in order to achieve a consistent basis of comparison with annual incentive plan targets. For the 2024 performance period, this adjustment for the purposes of incentive compensation resulted in a $23.6 million increase in NPK Consolidated EBITDA, reflecting Fluids Systems budgeted EBITDA for the period from date of divestiture to the end of the year.

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2025, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	2,112,240	(1)	$4.32	(2)	4,669,835	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	2,112,240		$4.32		4,669,835
(1)Includes 122,187 shares subject to outstanding options under our Amended and Restated 2006 Equity Incentive Plan and our 2015 Plan and 1,210,407 unvested time-based restricted stock units and 779,646 unvested performance-based restricted stock units (assuming maximum performance) under our 2015 Plan. There were no shares subject to outstanding options under the Amended and Restated Employee Stock Purchase Plan as of December 31, 2025.
(2)Weighted-average exercise price calculation excludes outstanding time-based restricted stock units and performance-based restricted stock units, which do not have an exercise price.
(3)Includes 1,371,697 shares available for issuance under the Amended and Restated Employee Stock Purchase Plan, 290,953 shares available for issuance under the 2014 Non-Employee Directors’ Restricted Stock Plan and 3,007,185 shares available for issuance under the 2015 Plan.

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DIRECTOR COMPENSATION
The Compensation Committee regularly reviews the compensation of non-employee directors. Our Compensation Consultant provides the Compensation Committee with industry trends in board compensation and recommends retainers and fees based on the peer Company proxy information as well as national board market data. The Compensation Committee then makes recommendations to the Board of Directors on the setting of Board compensation.
The following table describes the compensation arrangements with our non-employee directors for 2025:

Director Compensation
Annual Cash Retainer Fee (all non-employee Directors)	$80,000
Additional Board Chair Cash Retainer	$50,000
Committee Chair Cash Retainer - Audit Committee	$20,000
Committee Chair Cash Retainer - Compensation Committee	$16,500
Committee Chair Cash Retainer - Nominating Committee	$13,750
Annual Equity Retainer (Board Chair) (1)	$155,000
Annual Equity Retainer (other non-employee Directors) (1)	$125,000
(1)     The awards are granted under our 2014 Non-Employee Directors’ Restricted Stock Plan.
The Board occasionally authorizes additional cash payments to non-employee directors for their service beyond Board and committee meetings. In 2025, in connection with Mr. Young’s resignation, the Board granted a one-time cash payment equal to the value of the pro-rata portion of his unvested restricted stock award, which was automatically forfeited upon his resignation. Each of our non-employee directors is reimbursed for travel expenses incurred in attending Board and committee meetings.
The following table shows the total cash and non-cash compensation attributed to each of our non-employee directors during the fiscal year ended December 31, 2025. The restricted stock awards vest on May 15, 2026.
Compensation for Mr. Lanigan is disclosed in the “Executive Compensation” section of this Proxy Statement, as he received no additional compensation in 2025 for serving on our Board.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	All Other Compensation (4)	Total
Joseph A Cutillo	$84,719	$125,003	$—	$209,722
Roderick A. Larson	$90,133	$125,003	$—	$215,136
Michael A. Lewis	$93,750	$125,003	$—	$218,753
Claudia M. Meer	$100,000	$125,003	$—	$225,003
John C. Mingé	$80,000	$125,003	$—	$205,003
Rose M. Robeson	$130,000	$155,002	$—	$285,002
Donald W. Young (5)	$48,250	$—	$32,878	$81,128
(1)The Board members are paid on a quarterly basis in advance.
(2)Represents the aggregate grant date fair value for restricted stock awards granted to the non-employee directors in 2025. The grant date fair value of the restricted stock awarded in 2025, as determined pursuant to ASC Topic 718, was $8.28 per share. See Note 12, “Stock-Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for the relevant assumptions used to determine the valuation of our stock awards.
(3)As of December 31, 2025, Messrs. Cutillo, Larson, Lewis, and Mingé, and Ms. Meer each had 15,097 shares of restricted stock outstanding, which will fully vest May 15, 2026, and Ms. Robeson had 18,720 shares of restricted stock outstanding, which will fully vest May 15, 2026.
(4)Represents the pro-rata cash payment made to Mr. Young in connection with the forfeiture of the restricted stock award granted to Mr. Young on May 15, 2025.
(5)Mr. Young resigned from the Board effective as of August 19, 2025.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees and Voting
Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders or until such director’s successor has been duly elected and qualified. The Board of Directors has nominated for election as directors the seven persons named below based on the recommendation of the NCG Committee. All nominees are incumbent directors. Proxies solicited hereby cannot be voted for a greater number of vacancies than the nominees for director set forth below.
The Board of Directors recommends that the stockholders vote “FOR” the election of each of the seven nominees. Unless directed otherwise, the persons named in the enclosed proxy intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the persons named in the enclosed proxy will vote instead for another person or persons that the Board of Directors may recommend, or the number of directors may be further reduced.
Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Our Board members represent a desirable mix of diverse backgrounds, skills and experiences and we believe they all share the personal attributes of effective directors. They each hold themselves to the highest standards of integrity and are committed to the long-term best interests of our stockholders. No family relationships exist among any of our directors or executive officers.
Biographical information for each of the director nominees, including the key qualifications, experience, attributes and skills that led our Board to the conclusion that each of the director nominees should serve as a director, is set forth below.

Joseph A. Cutillo
EXPERIENCE
Mr. Cutillo joined our Board in March 2025. Mr. Cutillo currently serves as a member of our Audit, NCG and Compensation Committees. Mr. Cutillo has served as the Chief Executive Officer and a director of Sterling Infrastructure, Inc. (NASDAQ: STRL) (“Sterling”), an infrastructure services company, since 2017. Prior to his appointment as Chief Executive Officer of Sterling, Mr. Cutillo held varying positions of increasing responsibility at Sterling, including Vice President, Strategy & Business Development, Executive Vice President and Chief Business Development Officer and President.
Prior to joining Sterling, Mr. Cutillo was President and Chief Executive Officer of Inland Pipe Rehabilitation LLC, a private equity-backed trenchless pipe rehabilitation company, from August 2008 to October 2015. Mr. Cutillo currently serves on the board and executive committee of the American Road and Transportation Builders Association and as a member of the Northeastern University Civil and Environmental Engineering Industry Advisory Board. In December 2024, Mr. Cutillo was appointed to the Working Group on Covered Resources for the Federal Highway Administration. He holds a B.S. in Mechanical Engineering from Northeastern University, where he was a member of the National Honor Society for Mechanical Engineers.

Age 60 Director Since: 2025 Committees: Audit, Compensation and NCG
QUALIFICATIONS
Mr. Cutillo brings over 31 years of experience in strategy and operations associated with the development of critical infrastructure, transportation and datacenter construction projects. He has also served as a seasoned executive in roles such as CEO and Vice President of Business Development, bringing a depth of operational and leadership experience at various levels of management. Mr. Cutillo provides our Board with a unique perspective with his background in critical infrastructure markets, which strongly align with our strategic focus.

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Matthew S. Lanigan
EXPERIENCE
Mr. Lanigan joined our Board of Directors in March 2022 when he was promoted to President and Chief Executive Officer of Newpark. Mr. Lanigan joined Newpark in April 2016 in the position of President, Mats & Integrated Services and Vice President, Newpark Resources, Inc. Mr. Lanigan served in this role until September 2021 when he was promoted to President and Chief Operating Officer of Newpark. Mr. Lanigan received his Bachelor’s degree in Chemical Engineering from Royal Melbourne Institute of Technology and his MBA from the Melbourne Business School at the University of Melbourne and certification as a Six Sigma Master Black Belt. Mr. Lanigan began his professional career at ExxonMobil in Australia working on rigs as a Drilling & Completions Engineer, progressing from there to Offshore Production Engineer and as a Marketer for Crude & LPG. While pursuing his MBA he accepted a position with GE in the Plastics division where he rose to the role of Chief Marketing Officer before transferring to the Capital division of GE, based in the UK. His first opportunity to work in the United States came with the Enterprise Client Group of GE’s Capital division, where he worked in leadership roles in Sales & Marketing. In 2011, Mr. Lanigan was appointed as the Director of Commercial Excellence for Asia Pacific, based in Australia. In addition to growing revenue and market share, key responsibilities for this role included developing cross-organizational synergies and market entry strategies.

Age 55 Director Since: 2022 Committees: None
QUALIFICATIONS
Mr. Lanigan’s service as our President and Chief Executive Officer, along with his previous tenure as both President and Chief Operating Officer of the Company as well as President of our Industrial Solutions Segment, provide in-depth knowledge and expertise regarding our operations, customers, competitors, markets and strategy. His extensive international experience and knowledge of the industries we serve brings valuable insight and experience which is critical to our business. Mr. Lanigan also has previous experience with leading an executive team, in both domestic and international markets. His business judgment, management experience and leadership skills offer an exceptional perspective with respect to the opportunities, risks and challenges facing our company.

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Roderick A. Larson
EXPERIENCE
Mr. Larson joined our Board of Directors in March 2014. Mr. Larson currently serves as the Chair of our Compensation Committee and as a member of our Audit, NCG and Compensation Committees. Mr. Larson previously served as Chair of our Nominating Committee from May 2018 until April 2022. Beginning in May 2012, Mr. Larson served as Chief Operating Officer of Oceaneering International, Inc. (NYSE: OII), a global provider of engineered services and products, and effective February 2015, was named President of the company. In May 2017, Mr. Larson was appointed to serve as a Director and President and Chief Executive Officer of Oceaneering International, Inc. From August 1998 until May 2012, Mr. Larson held varying positions of increasing responsibility at Baker Hughes, Inc., most recently as President, Latin America. While at Baker Hughes, Inc., Mr. Larson served as Vice President, Operations for the Gulf of Mexico and Deepwater Business Development Manager. From 1990 until 1998, he served as operations manager and field engineer for Western Atlas, Inc. (which was acquired by Baker Hughes) in the United States and Venezuela. Mr. Larson also serves as the chairman of the Houston American Hear Association and serves on the boards of the American Petroleum Institute, the National Ocean Industries Association and the National Petroleum Council.

Age 59 Director Since: 2014 Committees: Audit, Compensation (Chair) and NCG
QUALIFICATIONS
Mr. Larson brings over 31 years of experience in management responsibility for several large manufacturing facilities, extensive internationally deployed rental fleet and integrity management services. Based upon his experience and in his current position as President and Chief Executive Officer of Oceaneering, he provides valuable insight including the risks, opportunities, and challenges in the manufacturing and deployment of rental fleets. In addition, based on his experience at all levels of various organizations, Mr. Larson offers leadership and understanding of the operations and management of a large, global business.

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Michael A. Lewis
EXPERIENCE
Mr. Lewis joined our Board of Directors in January 2021. Mr. Lewis has served as Chair of the NCG Committee since April 2022 and currently serves as a member of our Audit and Compensation Committees. Mr. Lewis has over 34 years of electric operations experience, having served as both Interim President as well as Senior Vice President, Electric Operations of Pacific Gas & Electric Corporation (“PG&E”), which filed for bankruptcy protection in 2019 and successfully emerged from bankruptcy in 2020. In these roles, Mr. Lewis oversaw all aspects of PG&E’s Electric Operations, including the company’s wildfire prevention and response efforts, longer-term grid resiliency initiatives, system-wide vegetation management work and emergency preparedness and response efforts. Mr. Lewis joined PG&E in 2018 and retired from PG&E in December 2020. Prior to joining PG&E, from 2016 to July 2018, Mr. Lewis served as Duke Energy’s Senior Vice President and Chief Distribution Officer, responsible for distribution operations across six states. Mr. Lewis previously served in increasingly more senior roles in electric transmission and distribution, including as Chief Transmission Officer at Duke Energy. He holds a bachelor’s degree in electrical engineering from the University of Florida and an MBA from Nova Southeastern University. He attended both the Advanced Management Program at Duke University and the Finance and Accounting for Non-Financial Management Program at the University of Pennsylvania Wharton School. In January 2021, Mr. Lewis was appointed and currently serves on the Board of Directors of Portland General Electric Company (NYSE: POR) as an independent director, as well as a member of the Board’s Compensation and Finance Committees. In October 2021, Mr. Lewis was appointed and currently serves on the Board of Directors of Osmose Utilities Services, Inc. Additionally, in May 2023, Mr. Lewis was appointed and currently serves on the Board of Directors of Kinross Gold Corporation (NYSE:KGC), as well as a member of its Corporate Governance and Nominating Committee Corporate Responsibility and Technical Committee.

Age 64 Director Since: 2021 Committees: Audit, Compensation and NCG (Chair)
QUALIFICATIONS

Mr. Lewis brings over 36 years of electric and gas utility operations experience, much of which is directly applicable to our industrial services segment. In light of our strategic focus on accelerating growth within electrical utility and industrial end-markets, his extensive career in the electric utility industry and deep knowledge of the industry’s approach to environmental sustainability provides a distinctive perspective to our Board. Mr. Lewis brings valuable insight into the perspectives of our site access and solutions customers. In addition to his knowledge of the electric utility and industrial business, his background has provided Mr. Lewis with valuable experiences in the areas of senior management, human resources, ESG, strategic planning, safety and crisis management.

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Claudia M. Meer
EXPERIENCE
Ms. Meer joined our Board of Directors in March 2022. Ms. Meer has served as Chair of the Audit committee since May 2023 and currently serves as a member of our Compensation and NCG Committees. Ms. Meer is the co-founder of CoreMax Consulting (“CoreMax”), a woman-owned consulting firm focusing on clean energy strategic advisory services with expertise in structured finance, project management, analytics and IT technology. Ms. Meer has served as the Chief Executive Officer of CoreMax since its founding in 2011. She has extensive cleantech and energy transition experience, most recently serving as Chief Investment Officer and Chief Financial Officer from July 2019 to September 2020 of AlphaStruxure, an EaaS joint venture between The Carlyle Group and Schneider Electric, formed to develop and fund clean energy infrastructure. Prior to AlphaStruxure, she served as the Chief Executive Officer and U.S. Country Director from August 2018 to July 2019 of Dalkia U.S., the EDF Group’s U.S.-based building energy efficiency business (“Dalkia”), where she focused on building-centric energy efficiency, smart technologies and clean energy generation to drive rapid organic growth and acquisitions. She had previously served as Senior Vice President, Business and Corporate Development of Dalkia from August 2017 to July 2019. From January 2001 to July 2017 she held various positions, including creating and overseeing the public-private partnership and clean energy development and investment groups at Clark Construction Group, LLC. Ms. Meer began her career in investment banking at J.P. Morgan and has significant experience in corporate finance and mergers and acquisitions. She served from February 2021 to January 2025 as a Board member and Chairman of the Audit Committee of iSun, Inc., an engineering, procurement and construction company focused on solar, storage and electric vehicle services, which was acquired in September 2024 by Original Clean Energy, a subsidiary of Clean Royalties. Ms. Meer joined the Board of Directors of Chaberton Energy Holdings, Inc. in October 2025. As of 2021, Ms. Meer has served as Senior Strategic Advisor to CVC DIF and as a member of the Board of Directors, Compensation Committee Chair and Acting Board Chair Enfra Solutions (formerly known as of Bernhard), their portfolio company and one of the largest energy as a service companies. She previously served as a Member of the Executive Advisory Counsel at New Mountain Capital from February 2021 through June of 2023. Ms. Meer also serves as the Chair of The Penn Fund Executive Board of the University of Pennsylvania.

Age 64 Director Since: March 2022 Committees: Audit (Chair), Compensation and NCG
QUALIFICATIONS
Ms. Meer brings over 39 years of experience in structured finance, mergers and acquisitions, and strategic planning. She has served as a seasoned executive in roles such as CEO, CFO and CIO and has been a member of the Board of a publicly traded company and several privately held companies focused on renewable energy development and generation and fleet electrification technology. Ms. Meer has extensive leadership and management experience, domestic and international, and has built new business lines for organizations to help them enter new markets and provide new services to clients. Ms. Meer provides our Board with a unique perspective with her background in infrastructure and utility scale renewable energy development and clean energy.

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John C. Mingé
EXPERIENCE
Mr. Mingé joined our Board of Directors in December 2017. Mr. Mingé currently serves as a member of our Audit, NCG and Compensation Committees. Mr. Mingé previously served as Chair of our Compensation Committee from May 2018 until April 2023. Mr. Mingé was appointed as the Interim Chief Operating Officer of Crescent Energy, an energy company from June 2024 until July 2025. Prior to that, Mr. Mingé retired as an employee of BP America, Inc. in December 2019, where he most recently served as chairman of a study by the National Petroleum Council into carbon capture utilization and storage technologies. From February 2013 to May 2018, he served as the Chairman and President of BP America, Inc., a subsidiary of BP plc (NYSE: BP), comprised of BP business units involved in exploration and production, refining, chemicals, supply and trading, pipeline operations, shipping and alternative energy. During his 37-year career with BP, Mr. Mingé held a variety of executive and engineering posts around the globe, including assignments as head of BP Alaska, head of BP’s Asia Pacific Exploration and Production Unit, president of BP Indonesia, and president of exploration and production for BP Vietnam and China. Mr. Mingé began his career with Standard Oil of Ohio in Cleveland, Ohio as a drilling research engineer and then served in varying positions of increasing responsibility throughout the United States, United Kingdom and Southeast Asia. From July 2019 and July 2022, Mr. Mingé served as a non-executive director for Proserv Group Parent LLC. Mr. Mingé is currently engaged in consulting and advisory services through JC Mingé Energy Services, LLC, and is engaged as a Senior Advisor to KKR and a Senior Advisor to McKinsey & Company. Additionally, Mr. Mingé currently serves as a non-executive director for Lynden, Inc. and as Chairman of the Washington State University Foundation.

Age 64 Director Since: 2017 Committees: Audit, Compensation and NCG
QUALIFICATIONS

Mr. Mingé brings over 39 years of experience in the oil and gas exploration and production business, with senior level responsibilities at one of the largest companies in the world and continues to provide consulting and advisory services in this space. He has had extensive management experience at a number of significant business units, both in the United States and internationally. In addition to his knowledge of the energy business, his background and current engagements provide Mr. Mingé with valuable experiences in the areas of strategy development, business integrations, organizational structure, talent development, government affairs, and crisis management.

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Rose M. Robeson
EXPERIENCE
Ms. Robeson joined our Board of Directors in January 2018 and currently serves as the Board Chair. Ms. Robeson previously served as Chair of the Audit Committee from March 2021 and as a member of our Compensation and NCG Committees until her appointment as Board Chair in May 2023. Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the general partner of DCP Midstream GP LP, which is the general partner of DCP Midstream Partners, LP, a publicly-traded limited partnership, from May 2012 until her retirement in March 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream, LLC from January 2002 to May 2012. Prior to her appointment as Chief Financial Officer of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson held a variety of executive finance positions at Total Petroleum and Kinder Morgan. In December 2020, Ms. Robeson was appointed and currently serves on the Williams Companies, Inc. (NYSE: WMB) Board of Directors as an independent director, as well as the chair of its Audit Committee, and a member of its Environmental, Health and Safety Committee. Since July 2014, Ms. Robeson has served as a member of the Board of Directors of SM Energy Company (NYSE: SM) and is currently serving as a member of the Audit Committee and Compensation Committee. From May 2017 to March 2019, Ms. Robeson served as a member of the Board of Directors and Audit Committee Chair of AMGP GP LLC, the general partner of Antero Midstream GP LP, (“AMGP”). Ms. Robeson previously served as a member of the Board of Directors of Antero Midstream Corporation (NYSE: AM) as of March 2019 as a result of the merger completed by AMGP until June 2022, and during her tenure on the Antero Midstream board she served as Audit Committee Chair and as a member of the Nominating and Governance Committee and as a member of the Conflicts Committee. From June 2014 until June 2016, Ms. Robeson served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP, a publicly traded limited partnership. Ms. Robeson served as a director of Tesco Corporation from October 2015 until its acquisition by Nabors Industries Ltd. in December 2017.
Age 65 Director Since: 2018 Committees: None
QUALIFICATIONS

Ms. Robeson has over 39 years of experience in various aspects of the energy industry, including exploration and production, midstream and refining, and marketing. In addition to her role as a senior financial professional, with accounting oversight responsibilities, she also has experience as a senior executive, as well as an independent board member of several publicly-traded companies. In addition to her background providing a well-rounded leadership experience, she is particularly knowledgeable in the areas of corporate finance, financial reporting, accounting, corporate governance, risk management and strategic planning.

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PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC. Based on the stockholder advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs that took place at our 2025 Annual Meeting, the Board determined to hold the advisory vote on the compensation of our NEOs annually until the next stockholder vote on the frequency of such advisory vote. The Board expects the next advisory vote to approve named executive officer compensation following the 2026 meeting will be held at the 2027 annual meeting.
As discussed in the Compensation Discussion and Analysis, our compensation philosophy and objectives are designed to attract, motivate and retain key executives needed to implement our business strategy. We believe that aligning the Company’s short-term and long-term performance with executive compensation is crucial to the Company’s long-term success. We also believe that our executive compensation program should align the interests of our executive officers with those of our stockholders. We encourage you to read the Compensation Discussion and Analysis, along with the compensation tables and related narrative discussion contained in this Proxy Statement. The Compensation Discussion and Analysis discusses our executive compensation philosophy and programs and explains the compensation decisions relating to the NEOs.
The Compensation Committee and the Board of Directors believe that the policies and programs are effective in implementing our compensation philosophy, are commensurate with the performance and strategic position of the Company and are reflective of the input that executive management and the Compensation Chair received during their stockholder engagement efforts. This advisory vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement. Although this vote is advisory and therefore the outcome of this vote is non-binding on the Company or the Board of Directors, the Compensation Committee of the Board of Directors will consider your decision when setting future compensation for our NEOs.
This advisory stockholder vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to approve or not approve, on an advisory basis, our compensation policies and programs for our NEOs through the following resolution:
“RESOLVED, that the stockholders of NPK International Inc. APPROVE, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”
The Board of Directors unanimously recommends a vote “FOR” approving the named executive officer compensation, as disclosed in this Proxy Statement.

2026 Proxy Statement | 54

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the accounting firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Deloitte Entities has conducted the examination of the Company’s financial statements for each of the past 18 fiscal years. Consistent with the Sarbanes-Oxley Act of 2002 and SEC rules, our lead and concurring audit partners from the Deloitte Entities are required to rotate off of our account every five years and then are prohibited from working on our account for the next five years. Other audit partners at the Deloitte Entities who are not serving as our lead or concurring audit partners must rotate off of our account after seven years and then are subject to a two-year time out period. One or more representatives of the Deloitte Entities are expected to participate in the Annual Meeting either in person or electronically and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.
The Audit Committee is directly responsible for selecting and retaining our independent registered public accounting firm. Although action by the stockholders is not required for the appointment, given the critical role played by the independent registered public accounting firm, we are providing stockholders the opportunity to express their views on this matter by electing whether to ratify the appointment. If the stockholders fail to ratify the appointment of the Deloitte Entities, the Audit Committee will reconsider the appointment, but the Audit Committee may still elect in its discretion to retain the Deloitte Entities. Conversely, even if the appointment of the Deloitte Entities is ratified by our stockholders, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of our Company and our stockholders.
The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

Independent Registered Public Accounting Firm Fees
The Deloitte Entities were appointed to serve as our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024. The following table sets forth the fees billed to us for professional services rendered by the Deloitte Entities for the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees (1)	$860,000	$1,150,000
Audit-Related Fees (2)	—	—
Tax Fees	—	—
All Other Fees (3)	2,000	2,000
Total	$862,000	$1,152,000
(1)Audit Fees consist primarily of fees for (i) the audit of our annual financial statements, (ii) review of our financial statements in our quarterly reports on Form 10-Qs, (iii) the audit of the effectiveness of our internal controls over financial reporting and (iv) for services that are provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)Audit-Related Fees consist of consent fees.
(3)All Other Fees consist of fees for access to an online research tool.

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Pre-Approval Policies Regarding Audit and Non-Audit Fees
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Prior to performing any audit services, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for those services. If the engagement letter is approved, the Audit Committee will engage the independent registered public accounting firm to perform the audit.
For non-audit services, our management will submit to the Audit Committee for approval the list of non-audit services recommended by management which the Audit Committee should engage the independent registered public accounting firm to provide for the fiscal year. Prior to the performance of any of these services, our management and the independent registered public accounting firm each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process and the fees for services performed to date.
As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee to provide for the prompt handling of unexpected matters. The Chair will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.
All services performed by our independent registered public accounting firm in 2025 and 2024 were approved in accordance with the Audit Committee’s pre-approval policies.

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AUDIT COMMITTEE REPORT
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of five independent directors who satisfy the requirements of independence established by NYSE listing standards and the SEC. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable SEC rules and NYSE listing rules, and that Ms. Meer is an “audit committee financial expert” as defined by applicable SEC rules.
The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.npki.com/governance and is also available in print upon request from our Corporate Secretary.
Management has primary responsibility for our financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Our independent registered public accounting firm, the Deloitte Entities, is responsible for expressing an opinion on whether the Company’s consolidated financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and its cash flows in accordance with accounting principles generally accepted in the United States. Additionally, the Deloitte Entities are responsible for expressing an opinion regarding the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and oversight of the independent registered public accounting firm.
In keeping with that responsibility, the Audit Committee meets regularly with management and the independent registered public accounting firm. Meetings with the independent registered public accounting firm are held both with and without management present, and the independent registered public accounting firm has direct access to the Audit Committee to discuss the scope and results of its work and its comments on the adequacy of internal controls and the quality of financial reporting. The Audit Committee met eight times during the year ended December 31, 2025.
The Audit Committee reviewed, with the independent registered public accounting firm, the overall scope and plans for its audits. The Audit Committee has also reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025 and internal controls over financial reporting with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm pursuant to the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from our Company and our management. The Audit Committee also reviewed the non-audit services provided by the independent registered public accounting firm and concluded that the provision of those services is compatible with its independence.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which we refer to as the 2025 Annual Report, in a timely fashion with the SEC in 2026. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2025 Annual Report. The Audit Committee also engaged the Deloitte Entities as our independent registered public accounting firm for fiscal year 2026. See above under the heading “Ratification of Appointment of Independent Registered Public Accounting Firm” for additional information on the decision to again appoint the Deloitte Entities as our independent registered public accounting firm.

Audit Committee:

Claudia M. Meer (Chair)
Joseph A. Cutillo
Roderick A. Larson
Michael A. Lewis
John C. Mingé

2026 Proxy Statement | 57

STOCKHOLDER PROPOSALS
Stockholder proposals intended to be considered for inclusion in our proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2027 Annual Meeting of Stockholders must be received by us by 5:00 p.m. Eastern Time on December 10, 2026. Such proposals should be directed to the attention of the Corporate Secretary, NPK International Inc., 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. Any such proposals will be subject to the requirements of the proxy rules (including Rule 14a-8) adopted under the Exchange Act. SEC rules and regulations provide that if the date of our 2027 Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the 2026 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2027 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2027 Annual Meeting. Upon determination by us that the date of the 2027 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2026 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the Exchange Act.
For proposals not intended to be included in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, but sought to be presented at our 2027 Annual Meeting of Stockholders, our Bylaws provide that stockholder proposals, including director nominations, must be delivered to or mailed to and received at our principal executive offices not earlier than 5:00 p.m. Eastern Time on the day that is 120 days prior to the first anniversary of the preceding year’s annual meeting date or later than 5:00 p.m. Eastern Time on the date that is 90 days prior to such date; provided, that if the date of the meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, such notice will be considered timely if properly delivered not earlier than the 120th day prior to the meeting and not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to the meeting or the 10th day following the day on which public announcement regarding the date of the meeting is first made by the Company. Accordingly, for the 2027 Annual Meeting of Stockholders, unless the date of the meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2026 Annual Meeting, such notice must be delivered to or mailed to and received at our principal executive offices not earlier than 5:00 p.m. Eastern Time on January 20, 2027 and no later than 5:00 p.m. Eastern Time on February 19, 2027. Any such proposal must be a proper matter for stockholder action and must comply with the procedures, terms and conditions set forth in our Bylaws (which include timing and information required under Rule 14a-19 of the Exchange Act). A copy of our Bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 9320 Lakeside Boulevard, Suite 100, The Woodlands, Texas 77381. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
We do not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.

2026 Proxy Statement | 58

NPK INTERNATIONAL INC.
ATTN: M. CELESTE FRUGÉ
9320 LAKESIDE BLVD., SUITE 100
THE WOODLANDS, TEXAS 77381

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87088-P46755

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NPK INTERNATIONAL INC. (the "Company")

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Joseph A. Cutillo	☐	☐	☐
1b. Matthew S. Lanigan	☐	☐	☐
1c. Roderick A. Larson	☐	☐	☐
1d. Michael A. Lewis	☐	☐	☐
1e. Claudia M. Meer	☐	☐	☐
1f. John C. Mingé	☐	☐	☐
1g. Rose M. Robeson	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. Non-binding advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:	**For**	**Against**	**Abstain**
3. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V87089-P46755

NPK International Inc.
Annual Meeting of Stockholders
May 20, 2026 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Gregg S. Piontek and M. Celeste Frugé, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NPK International Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:00 AM CDT on May 20, 2026, at the Company's headquarters located at 9320 Lakeside Blvd. Ste. 100, The Woodlands, TX 77381, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is properly executed, but no such direction is made, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. In the event that any of the nominees named on the reverse side of this ballot are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side